UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

April 1, 2021
Dear Stockholder:
You are invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held solely by means of remote communication on Tuesday, May 4, 2021, at 9:00 a.m. local time.
The Annual Meeting has been called for the following purposes:
1.To elect the six Directors of the Company named in the accompanying Proxy Statement of the Company for the Annual Meeting (the “Proxy Statement”), each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office;
2.To approve an amendment to the Company’s 2016 Stock Incentive Plan to increase the number of shares of our common stock available for awards made thereunder;
3.To conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers (the “Say on Pay Proposal”);
4.To conduct a non-binding advisory vote on the frequency of future Say on Pay Proposals;
5.To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and
6.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2020 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2020, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 10, 2021.
The health and safety of our stockholders and employees is extremely important to us. Accordingly, the Annual Meeting will be held solely by means of remote communication on Tuesday, May 4, 2021 at 9:00 a.m. local time. You will not be able to attend in-person.
We ask that you remotely participate in the Annual Meeting in one of two ways:
•In order to vote and ask questions: log onto www.meetingcenter.io/238783546 with your control number provided on the proxy card and password EBTC2021; OR
•Listen only: call 1-844-866-7033 with conference ID: 7238348
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting by means of remote communication, you are requested to either (1) vote electronically using the Internet by following the instructions included with your proxy card, (2) vote by phone by following the instructions included with your proxy card, OR (3) vote by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.
Thank you in advance for voting. We appreciate your continued support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of Enterprise Bancorp, Inc. will be held on
Tuesday, May 4, 2021 at 9:00 a.m. local time
(solely by means of remote communication)

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company") is being held solely by means of remote communication for the following purposes:

1.To elect Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney to serve as Directors of the Company, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office;

2.To approve an amendment to the Company’s 2016 Stock Incentive Plan to increase the number of shares of our common stock available for awards made thereunder;

3.To conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers (the “Say on Pay Proposal”);

4.To conduct a non-binding advisory vote as to whether future Say on Pay Proposals should occur every one, two, or three years (“the Say on Frequency Proposal”);

5.To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

6.To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 1, 2021.

The health and safety of our stockholders and employees is extremely important to us. Accordingly, the Annual Meeting will be held solely by means of remote communication on Tuesday, May 4, 2021 at 9:00 a.m. You will not be able to attend in-person.

We ask that you remotely participate in the Annual Meeting in one of two ways:

•In order to vote and ask questions: log onto www.meetingcenter.io/238783546 with your control number provided on the proxy card and password EBTC2021; OR
•Listen only: call 1-844-866-7033 with conference ID: 7238348

Those planning to attend and participate in the Annual Meeting should call in or log onto the Annual Meeting virtual platform at least 15 minutes prior to the start of the Annual Meeting. Logging on to the Annual Meeting virtual platform at www.meetingcenter.io/238783546 with your control number is the only way stockholders may participate by voting and asking questions at the Annual Meeting.

In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
John A. Koutsos
Secretary
222 Merrimack Street
Lowell, Massachusetts 01852
April 1, 2021
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING BY MEANS OF REMOTE COMMUNICATION, PLEASE (1) VOTE ELECTRONICALLY USING THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, (2) VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (3) VOTE BY MAIL BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 4, 2021
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SOLELY BY MEANS OF REMOTE COMMUNICATION ON TUESDAY, MAY 4, 2021
This Proxy Statement, the Company’s 2020 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2020, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2021 (the “Annual Report”), are also available, free of charge, to stockholders at www.edocumentview.com/ebtc.

GENERAL INFORMATION
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held solely by means of remote communication on Tuesday, May 4, 2021, at 9:00 a.m. local time, and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed on or about April 1, 2021 to stockholders of record as of the close of business on March 1, 2021.
The Annual Meeting has been called for the following purposes: (1) to elect six Directors of the Company, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office (“Proposal One”); (2) to approve an amendment to the Company’s 2016 Stock Incentive Plan to increase the number of shares of our common stock available for awards made thereunder (“Proposal Two”); (3) to conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers (the “Say on Pay Proposal” or “Proposal Three”); (4) to conduct a non-binding advisory vote on the Say on Frequency Proposal (“Proposal Four”); (5) to ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (“Proposal Five”); and (6) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Special Note Regarding Participation by Means of Remote Communication

The ongoing coronavirus (COVID-19) pandemic continues to spread around the world and throughout the United States, including Massachusetts. The health and safety of our stockholders and employees are of paramount concern to the Company’s Board of Directors and management. To minimize the risk to stockholders and employees, we are holding our 2021 Annual Meeting solely by means of remote communication, in accordance with the requirements of Massachusetts law. Instructions for attending and participating in the Annual Meeting by means of remote communication are provided below.

You will be provided the opportunity to participate in the Annual Meeting and to ask questions and vote on matters submitted to the stockholders at the Annual Meeting by means of remote communication. Please note that the Chairman of the Annual Meeting will only respond to questions pertinent to the business of the Annual Meeting. Stockholders will not be able to attend the Annual Meeting in-person.

Stockholders may participate in the Annual Meeting by means of remote communication, in one of two ways:

•In order to vote and ask questions: log onto www.meetingcenter.io/238783546 with your control number provided on the proxy card and password EBTC2021; OR
•Listen only: call 1-844-866-7033 with conference ID: 7238348

    Those planning to attend and participate in the Annual Meeting should call in or log onto the Annual Meeting virtual platform at least 15 minutes prior to the start of the Annual Meeting. Logging on to the Annual Meeting virtual platform at www.meetingcenter.io/238783546 with your control number is the only way stockholders may participate by voting and asking questions at the Annual Meeting.

Anyone may enter the Annual Meeting as a guest in listen-only mode at 1-844-866-7033 with conference ID: 7238348 or www.meetingcenter.io/238783546 , but only stockholders of record and beneficial owners of shares who have registered for the Annual Meeting may attend and participate in the Annual Meeting.

Stockholders of Record. If you are a stockholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the Annual Meeting virtually. Stockholders of record will need their control number [located on your proxy card and the Annual Meeting password - EBTC2021] to vote and ask questions at the virtual Annual Meeting. Those without a control number may attend as guests of the Annual Meeting, but they will not have the option to vote their shares during the virtual Annual Meeting or ask questions at the Annual Meeting.

Beneficial owners. If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), and you would like to ask a question and/or vote your shares at the Annual Meeting then you must register in advance in order to attend the Annual Meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your holdings of shares of Company common stock, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, EBTC Legal Proxy, P.O. Box 505008, Louisville, KY 40233-9814.

Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than April 20, 2021 by mail and no later than April 28, 2021 by email. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the virtual Annual Meeting at www.meetingcenter.io/238783546, you will need to enter the control number provided in the confirmation sent by Computershare and the Annual Meeting password - EBTC2021.

Record Date
The Board of Directors has fixed the close of business on March 1, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,957,927 shares of Common Stock issued and outstanding. The holders of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proxies
    If you are the record holder of your shares (i.e., you hold your shares in your own name with our transfer agent, Computershare, as opposed to through a bank, broker or other nominee), you may vote at the Annual Meeting by means of remote communication or by proxy. Proxies may be delivered electronically via the Internet, by telephone, or in writing by mail. If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card.

    If you hold your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, such bank, broker or other nominee should provide you with these proxy materials, including a voting instruction card. If you hold your shares in “street name” and have not received these proxy materials, including a voting instruction card, from your bank, broker or other nominee, please contact the institution that holds your shares. As a street name stockholder, you may also be eligible to vote your shares via the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds your shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

If you vote electronically or by telephone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you vote by mail and you return to the Company the enclosed proxy card properly executed in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.
If you properly deliver your proxy without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney, as the six nominees of the Board of Directors, as Directors of the Company, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office; (2) FOR the amendment to the Company’s 2016 Stock Incentive Plan to increase the number of shares of our common stock available for awards made thereunder; (3) FOR the Say on Pay Proposal; (4) FOR every one year on the Say on Pay Frequency Proposal; (5) FOR the ratification of the Audit

Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and (6) in such manner as the proxy holders decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The presence of a stockholder at the Annual Meeting by means of remote communication will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time before such proxy is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by telephone at a later date. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.
It is not anticipated that any matters other than those set forth in Proposals One, Two, Three, Four and Five will be brought before the Annual Meeting. The Company has not received any proper proposals from its stockholders to be included in this Proxy Statement or otherwise brought before the Annual Meeting. Please see the additional information under the heading “Stockholder Proposals” on page 59 of this Proxy Statement, below, for a description of the requirements that must be satisfied in order for any Director nomination or other stockholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any stockholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.
Proxies may be solicited personally or by mail, telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out of pocket expenses incurred in connection with that solicitation. The cost of soliciting proxies will be borne by the Company.
Quorum; Vote Required
The presence, by means of remote communication or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions, withheld votes and shares held by a bank, broker or other nominee that are voted on any matter will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:
•Proposal One - Election of Class of Directors
Each Director is required to be elected by a majority of the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting. At the Annual Meeting, the maximum number of Directors to be elected is six.

•Proposal Two - Approval of Amendment to the 2016 Stock Incentive Plan
A majority of the affirmative votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting is required to approve the amendment to the Company’s 2016 Stock Incentive Plan.

•Proposal Three - Approval of the Say on Pay Proposal
The Say on Pay Proposal will be approved on a non-binding advisory basis if the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting favoring the Say on Pay Proposal exceed the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting opposing the Say on Pay Proposal.

•Proposal Four - Say on Frequency Proposal
If none of the frequency options (every one year, every two years or every three years) receives a majority of the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting, the option receiving the greatest number of votes will be considered the frequency recommended by stockholders.

•Proposal Five - Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires that the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting favoring the ratification exceed the votes cast by stockholders present, by means of remote communication, or by proxy, at the Annual Meeting opposing the ratification.

In voting for the election of Directors, you may vote “FOR” all nominees or “WITHHOLD” your vote from all nominees or from only certain specified nominees. Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s). Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.
In voting for the approval of the amendment to the Company’s 2016 Stock Incentive Plan, you may vote “FOR” or “AGAINST” such amendment or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.
In voting for the Say on Pay Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.
In voting for the Say on Frequency Proposal, you may vote “one year” or “two years” or “three years” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.
    In voting for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2021, you may vote “FOR” or “AGAINST” such ratification or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

    Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.

    Proposals One, Two, Three and Four, namely the election of Directors, the amendment of the Company's 2016 Stock Incentive Plan, the Say on Pay Proposal and the Say on Frequency Proposal are not considered “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on this matter unless you provide timely instructions for such voting. Broker non-votes will not be deemed votes cast at the Annual Meeting for Proposals One, Two, Three and Four and as such, will have no effect on the voting for Proposals One, Two, Three and Four. It is, therefore, important that you vote your shares.

    Proposal Five, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name, your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares.

    The Directors and executive officers of the Company have indicated that they intend to vote all shares of Common Stock that they are entitled to vote “FOR” Proposals One, Two, Three, Four and Five. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 1,929,646 shares of Common Stock, representing approximately 16.14% of the outstanding shares of Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s Second Amended and Restated By-Laws (the “By-Laws”) provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. Currently, the number of Directors for the Company is set at 20. Under the Company’s Restated Articles of Organization, as amended, and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

    At the Annual Meeting, there are six (6) Directors to be elected for a three year term to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office. The Board of Directors has nominated, upon the recommendation of the Corporate Governance/Nominating Committee of the Board of Directors, each of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney, for election as a Director for a three-year term to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office.

    The Board of Directors believes that all of the above-listed nominees will stand for election and will serve as a Director if elected. However, if any nominee fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Alternatively, in lieu of designating a substitute, the Board of Directors may reduce the number of Directors.

Information Regarding Nominees
The following table sets forth certain information for each of the six nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.
Nominees (Term to expire in 2024)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Gino J. Baroni (64)
Owner and Managing Principal, Trident Project Advisors and Development Group, project advisors to public and private entities in capital improvement projects and real estate development. Owner of commercial, residential and tax-credit projects.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management, contract negotiations and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board by bringing local knowledge to the Board through his service on various civic boards representing several communities that are served by the Bank.
2010

John P. Clancy, Jr. (63)
Chief Executive Officer of the Company and the Bank; prior to 2007, Executive Vice President and Chief Operating Officer of the Bank; prior to 2004, President of the Company; prior to 2002, Executive Vice President, Treasurer, Chief Financial Officer and Chief Investment Officer of the Bank.
Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management, risk oversight, banking regulations and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer, Chief Investment Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
2003

James F. Conway, III (68)
Former Executive Vice President of RR Donnelley; prior to December 2016, Executive Vice President of RR Donnelley, a publicly held integrated communication service company providing print, digital and supply chain solutions. Since May 2015, Vice Chairman and Lead Director of the Company and the Bank; prior to June 2015, President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.
Qualifications: With over 21 years of experience as the chairman and chief executive officer of a growing publicly traded company that employed approximately 1,500 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends, governance standards, capital funding, and management of risk. Mr. Conway possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
1989

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John T. Grady, Jr. (73) Managing Partner of JTG Partners providing business and financial consulting to Family Offices and Privately held businesses; prior to 2020, Senior Advisor, Moelis & Company, a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors; prior to November 2016 director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc.	2013
Qualifications: Mr. Grady’s experience in financial services in senior positions across investment management, private wealth management and banking, his leadership positions held at various community non-profit organizations, as well as his long-term connections within the New England business community add value to the Company’s wealth management, decision-making and strategic planning processes.  Mr. Grady’s deep knowledge of the financial services industry and experience serving on boards of financial institutions provides him with insights into the challenges and opportunities that are faced by community banks.

Mary Jane King (67)
President, Conway Management Company, a private consulting company that helps Fortune 500 and mid-size companies improve quality and productivity, decrease costs and increase customer satisfaction by educating leaders in Business Process Improvement.

Qualifications: Ms. King’s experience with business leadership, process improvement, strategic planning, financial analysis and auditing, her leadership involvement in the community, as well as her knowledge of the Greater Nashua community both add value to the Board and provide enhanced community relations in our Southern New Hampshire markets. Ms. King’s experience strengthens the Board’s oversight of internal controls, operational processes and strategic planning and provides additional familiarity with the Southern New Hampshire markets that we serve.

2014
Shelagh E. Mahoney (55)
Owner and Chief Executive Officer, Eastern Salt Company, Inc., including the subsidiaries of:  Atlantic Salt, Inc., Eastern Minerals, Inc., Flagship Package Products, LLC, Granite State Minerals, Inc., Oceanport LLC and Rock Chapel Marine LLC, all of which are road salt import, temporary storage and distribution companies serving the East Coast of the United States.

Qualifications: Ms. Mahoney’s experience with owning and managing a large distribution company, along with over 30 years of experience in the salt industry, involvement in international distribution and trade, financial analysis, complex borrowings negotiations and experience serving on other boards, provides experience in lending covenants and compliance, financial controls, accounting, leadership, economic analysis, strategic planning and complex negotiations. Additionally, her deep commitment to supporting the local nonprofit community and her familiarity with the Greater Lowell area align with the culture of the Bank and enhance the Board’s oversight and decision making process relating to business development, operations and strategic planning.

2017

(1)All of the above-listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading “Continuing Directors” on pages 18-22 of this Proxy Statement, below.
Recommendation of the Board of Directors
    The Board of Directors recommends that the stockholders vote FOR the election of each of the six (6) nominees named above.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2016 STOCK INCENTIVE PLAN

Background. The Enterprise Bancorp, Inc. 2016 Stock Incentive Plan (the “Plan”) was adopted in May 2016 in connection with our 2016 annual meeting of stockholders. The Plan permits the grants of stock options (“Options”), Common Stock, shares of Common Stock subject to restrictions (“Restricted Stock”), rights based on the value of the Common Stock (“Restricted Stock Units” or “RSUs”) and rights based on future appreciation in the value of the Common Stock (“Stock Appreciation Rights” or “SARs”). A total of 350,000 shares of Common Stock were authorized for issuance under the Plan. As of December 31, 2020, approximately 183,561 shares and approximately 103,398 shares as of March 19, 2021 of our Common Stock remained available for issuance for equity-based awards under the Plan.

The Board of Directors believes that the Plan has benefited the Company by assisting in recruiting and retaining the services of individuals with ability and initiative and enabling such individuals to participate in the future services of the Company and by associating the interests of such individuals with the interests of the Company and its stockholders.

Summary of the Amendment and Rationale. On January 19, 2021, the Board of Directors unanimously approved an amendment to the Plan, subject to stockholder approval at the Annual Meeting (the “Amendment”). The sole purpose and effect of the proposed Amendment is to increase the aggregate number of shares of Common Stock that may be issued or otherwise made available under the Plan in connection with grants of Options, Restricted Stock and other equity-based compensation awards from 350,000 to 750,000, or a total of 400,000 shares of Common Stock. The remainder of the Plan remains unchanged. A copy of the Amendment is included as Exhibit A to this Proxy Statement; and a summary of the material features of the Plan is included below. The summaries of the Amendment and the Plan herein are qualified in their entirety by reference to the text of the Amendment, included as Exhibit A to this Proxy Statement, and the Plan.

In determining the proposed increase in the Plan’s share authorization, the Board of Directors considered anticipated share usage over the next five years for equity-based awards given past equity grant practices, the expected growth of the Company over the next five years, the size of the proposed increase relative to the Company’s implied equity market capitalization and the Company’s understanding of its investors’ perceptions of the appropriate size of the increase in the Plan’s share authorization. The potential share dilution from the 400,000 additional shares of Common Stock to be reserved for issuance under the Plan if the Amendment is approved is 3.23% of our fully diluted shares. The Board of Directors believes that the additional share authorization included in the Amendment will be sufficient to provide competitive equity grants to eligible employees over the next few years and is not overly dilutive. In the event that our stockholders do not approve the Amendment at the Annual Meeting, we expect that we will have to modify our cash-based incentive program.

Description of the Plan

Purpose, Participants, Effective Date and Duration. The purpose of the Plan is to encourage and enable the officers, employees, non-employee Directors and consultants of the Company and its subsidiaries (including without limitation the Bank) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Plan allows for the granting of shares of Common Stock, Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. Grants of Common Stock, Options, Restricted Stock, RSUs and/or SARs are referred to collectively in this summary as “Awards.”

As of the date of this Proxy Statement, there are 17 non-employee Directors, 17 executive officers (including three employee Directors) and approximately 244 other employees, including other officers, who would be eligible participants under the Plan. The Plan allows Awards to others, including consultants and advisers. As of the date of this Proxy Statement, there are 39 individuals on Bank Advisory Boards who would be eligible participants under the Plan.

The Plan will remain in effect through January 19, 2026, unless earlier terminated by the Board of Directors. Any early termination of the Plan by the Board of Directors will not affect Awards granted prior to such termination, but no additional Awards may be granted after any termination of the Plan.

Shares Subject to the Plan. The total number of shares of Common Stock that may be subject to Awards under the Plan may not exceed 350,000 (the “Reserved Shares”), which equals approximately 2.9% of the number of shares of Common Stock outstanding on the Record Date. Subject to shareholder approval at the Annual Meeting, the maximum number of shares issuable under the Plan may be increased to 750,000, which equals approximately 6.3% of the number of shares of Common Stock outstanding on the Record Date. These shares may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments to the number of Reserved Shares and the number of shares subject to outstanding Awards, in the exercise price per share of outstanding Options and in the kind of shares which may be distributed under the Plan will be made. The total amount of Reserved Shares that may be granted to any single employee under the Plan may not exceed in the aggregate 120,000 shares. Shares will be deemed issued under the Plan only to the extent actually issued pursuant to an Award. To the extent that an Award under the Plan lapses or is forfeited, any shares subject to such Award will again become available for grant under the terms of the Plan.

Administration. The Plan may be administered by the Compensation and Human Resources Committee of the Board of Directors, which must consist of at least three members of the Board of Directors who are not employees of the Company or any of its subsidiaries, or by the Board of Directors itself. References to the “Compensation and Human Resources Committee” in this summary are intended to refer to the Compensation and Human Resources Committee or the full Board of Directors, as the case may be, unless the context requires otherwise. For so long as Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is applicable to the Company, each member of the Compensation and Human Resources Committee must be a “non-employee director” or the equivalent within the meaning of the SEC’s Rule 16b-3 promulgated under the Exchange Act. For so long as Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable to the Company, each such member of the Compensation and Human Resources Committee must also be an “outside director” within the meaning of Section 162 of the Code and the regulation thereunder. With respect to persons subject to Section 16 of the Exchange Act (generally, executive officers, directors and any 10% stockholders), all transactions under the Plan are intended to comply with all applicable conditions of the SEC’s Rule 16b-3 or any successor regulation.

Subject to the terms of the Plan, the Compensation and Human Resources Committee has authority to: (i) select the persons to whom Awards shall be granted; (ii) determine the number or value and the terms and conditions of Awards granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option may be exercised; and (iii) interpret the Plan and prescribe rules and regulations for the administration thereof. Unless otherwise provided or prohibited by law, all determinations and decisions made by the Company pursuant to the Plan shall be final, binding and conclusive on all parties. Notwithstanding the Compensation and Human Resources Committee’s general authority to grant Awards and administer the Plan, the full Board of Directors must approve all grants of Awards to all executive officers and any directors of the Company.

Common Stock Grants. Subject to the terms and provisions of the Plan and applicable law, the Administrator may, at any time and from time to time, make grants of Common Stock without receiving cash consideration therefor. Unless otherwise determined by the Administrator, grants of Common Stock shall be fully vested upon delivery of shares to the grantee either in certificate or electronic form. Each grant of Common Stock hereunder may be evidenced by an Award Agreement that shall specify the number of shares of Common Stock granted, any conditions which must be satisfied, and such other provisions as the Administrator shall determine.

Stock Options. In granting Options under the Plan, the Compensation and Human Resources Committee will determine the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as nonqualified stock options (“NSOs”). In the case of an ISO, the exercise price may not be less than the “fair market value” of the Common Stock on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the price at which Common Stock may be purchased pursuant to an ISO may not be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

The duration of the ISOs and NSOs granted under the Plan may be specified pursuant to each respective stock option agreement, but in no event can any ISO be exercisable after the expiration of 10 years after the date of grant. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. The Compensation and Human Resources Committee, in its discretion, may provide that any Option is exercisable during its entire duration or any lesser period of time.

The option exercise price may be paid in cash, in shares of Common Stock owned by the optionee (subject to certain limitations specified in the Plan), or by means of a “cashless exercise” procedure in which a third-party designee transmits funds to the Company in accordance with procedures specified in the Plan.

Restricted Stock. The Compensation and Human Resources Committee may grant to participants a number of shares of Common Stock determined in its discretion, subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a subsidiary before a stated time. Unlike holders of Options, a holder of Restricted Stock has the rights of a stockholder of the Company to vote the shares and, depending upon the terms of the grant, may also be entitled to receive payments of dividends on the Restricted Stock.

Restricted Stock Units and Stock Appreciation Rights. The granting of RSUs and SARs involve rights based on the value and the appreciation in value, if any, of the Common Stock, respectively, and do not involve in either instance the issuance of any shares at the time of grant. The terms and conditions of any RSUs and SARs that may be granted under the Plan will be determined in the sole discretion of the Compensation and Human

Resources Committee at the time of grant, including vesting requirements and whether vested benefits may be settled in cash and/or shares of Common Stock.

Effect of Certain Corporate Transactions. If while unexercised or otherwise unvested Awards remain outstanding under the Plan the Company is subject to a Change in Control (as such term is defined in the Stock Incentive Plan) or is liquidated, then, except as otherwise specifically provided to the contrary in any applicable agreement, (i) each such Option outstanding immediately prior to the effective time of such Change of Control or liquidation shall become immediately exercisable upon such effective time with respect to all of the Reserved Shares subject to such Option, whether or not the participant’s rights under such Option would otherwise have been so fully exercisable at such time, and (ii) each holder of shares of Restricted Stock, RSUs and/or SARs outstanding immediately prior to the effective time of such Change in Control or liquidation shall become fully vested upon such effective time with respect to such holder’s ownership of such shares or rights under such RSUs and/or SARs, whether or not such holder would otherwise have been so fully vested with respect to such shares or rights at such time.

Amendments to Plan. The Board of Directors may amend or discontinue the Plan at any time and the Board of Directors or the Compensation and Human Resources Committee, as the case may be, may also amend or cancel any outstanding Award at any time for the purpose of satisfying any changes in law or for any other lawful purpose, except that no such amendment, discontinuation or cancellation of the Plan or of any Awards may adversely affect the rights of any holder of an outstanding Award without the holder’s consent. Any amendment to the Plan will require the approval of the Company’s stockholders if and to the extent required under the rules of any stock exchange or market system on which the Common Stock is listed, or required to ensure that any outstanding ISOs granted under the Plan remain qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, or required to ensure the availability to the Plan of the protections of Section 16(b) of the Exchange Act or as may otherwise be required for any other reason under applicable law.

The following description of the federal income tax consequences of Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights is general and does not purport to be complete.

Tax Treatment of Options. A participant realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the stock is not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as a capital gain. The Company receives no tax deduction on the grant of a NSO, but is entitled to a tax deduction when the participant recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the participant.

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock subject to an ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the participant will be taxed as if the participant had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the ISO and its fair market value on its date of grant. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the participant recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the participant’s recognition of income.

Tax Treatment of Restricted Stock. A person who receives a grant of Common Stock subject to restrictions generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when any restrictions constituting a substantial risk of forfeiture lapse. The amount of imputed income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed on the excess of the fair market value of the Restricted Stock at the time of grant over the amount (if any) paid for the Restricted Stock, notwithstanding the restrictions on the stock. Outright grants of Common Stock (i.e., grants without any restrictions) will result in ordinary compensation income to the participant. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the participant.

Tax Treatment of Restricted Stock Units and Stock Appreciation Rights. A participant incurs no imputed income upon the grant of an RSU or SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash and/or fair market value of the Common Stock (if the RSU or SAR is settled in whole or in part in shares of Common Stock) that the participant receives at that time. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the participant. This description assumes that the terms of the RSU or SAR require that the participant exercise the RSU or SAR at the time it vests and that the participant’s receipt of payment cannot be deferred beyond the “short term deferral” period permissible under Section 409A of the Code and the final U.S. Treasury regulations thereunder.

Parachute Payments. Under certain circumstances, an accelerated vesting or granting of Awards in connection with a Change in Control of the Company may give rise to a “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% nondeductible federal excise tax and the Company may be denied an income tax deduction.

New Benefits. The number of Awards that our named executive officers, other employees, directors, and service providers may receive under our Plan will be determined in the discretion of the administrator in the future, and the administrator has not made any determination to make future grants to any persons under our Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in our Plan.

History of Grants Under the Plan

The table below sets forth summary information concerning the number of shares of our Common Stock subject to equity awards granted to certain persons under our Plan since its inception through March 19, 2021. As of March 19, 2021, no SARs had been granted under our Plan.

Name and Position	Shares of Common Stock (#)	Restricted Stock (#)	Stock Options (#)
Named Executive Officers:
George L. Duncan	—	13,785	7,765
John P. Clancy, Jr.	—	13,343	7,515
Richard W. Main	—	7,357	4,146
Joseph R. Lussier	—	2,111	1,183
Stephen J. Irish	—	4,650	2,624
All current executive officers, as a group	—	69,990	39,449

Current director nominees:
Gino J. Baroni	1,265	1,553	—
John P. Clancy, Jr.	—	13,343	7,515
James F. Conway, III	—	1,553	—
John T. Grady, Jr.	—	1,553	—
Mary Jane King	330	1,553	—
Shelagh E. Mahoney	—	1,553	—
All non-employee directors, as a group	19,878	24,772	—

Each associate of any such directors, executive officers or nominees	—	—	—

Each other person who received or is to receive 5% of such rights	—	—	—

All employees, including all current officers who are not executive officers, as a group	392	102,079	41,578
___________

Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the approval and adoption of the amendment to increase the number of shares of Common Stock subject to the Company’s 2016 Stock Incentive Plan.

PROPOSAL THREE

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is providing stockholders the opportunity to endorse or not endorse the Company’s compensation program for our named executive officers as disclosed in this Proxy Statement by voting for or against the resolution set forth below. Your vote on this Say on Pay Proposal is strictly advisory in nature, and is not binding in any way on the Company, the Board of Directors or the Compensation and Human Resources Committee of the Board of Directors (the “Compensation and Human Resources Committee”). Nonetheless, the Compensation and Human Resources Committee will review the results of the voting, take into account such results when considering future executive compensation arrangements and otherwise making recommendations to the Board of Directors with respect to such matters.

    At the 2020 annual meeting of the Company's stockholders, over 85% of the shares of Common Stock were cast in support of the Company's compensation of its named executive officers. The Company believes that its executive compensation program furthers the interests of its stockholders by providing proper incentives to its senior management to achieve both long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects. The objectives and design of the Company's compensation program for the named executive officers listed under "Compensation Discussion and Analysis - Overview", including the different components of compensation and the rationale for each component, are described in detail under the heading “Compensation Discussion and Analysis” at pages 33-40 of this Proxy Statement, below. Stockholders are urged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures.

The Company has previously submitted its Say on Pay Proposals to its stockholders once every three years (in accordance with the results of the advisory shareholder vote held at the Company’s 2017 annual meeting of stockholders to determine the frequency of an advisory vote on named executive officer compensation). However, as described below in Proposal Four, the Company desires to change the frequency of such advisory vote to be held on an annual basis.

Accordingly, the Company is asking stockholders to vote on the following non-binding advisory resolution:

RESOLVED, that the stockholders of Enterprise Bancorp, Inc. hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders,

Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR this Proposal Three.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

This proposal, the Say on Frequency Proposal, is intended to give stockholders the opportunity to inform the Company as to how often you wish the Company to include the Say on Pay Proposal in the Company’s annual proxy statement. As is the case with your vote on the Say on Pay Proposal, your vote on the Say on Frequency Proposal is strictly advisory in nature, and is not binding in any way on the Company, the Board of Directors or the Compensation and Human Resources Committee. The Compensation and Human Resources Committee will review the results of the voting and take into account such results when determining whether to recommend to the Board of Directors a specified frequency for submitting the Say on Pay Proposal to stockholders.

Pursuant to the SEC's rules promulgated under the Exchange Act , we are required to submit the Say on Frequency Proposal to our stockholders for an advisory vote every six years. Our most recent advisory vote on the Say on Frequency Proposal was conducted at our 2017 annual meeting of stockholders. Accordingly, we are not required to conduct a say-on-frequency vote until 2023. As described in Proposal Three above, over 85% of the votes on our most recent say-on-frequency proposal held at our 2017 annual meeting of stockholders were cast in support of conducting such an advisory vote every three years and the Board of Directors previously determined to follow such frequency determination. However, in light of the Company’s desire to receive timely, direct input from stockholders on the Company’s executive compensation policies and evolving best practices, the Board of

Directors has determined that a frequency of every year for the advisory vote on executive compensation is the optimal interval for the Company’s submission of this vote to stockholders and, in connection therewith, is recommending that stockholders approve a change in the frequency of say-on-pay votes from three years to one year.

Any stockholder who has a concern about the Company’s executive compensation program during the one-year interval between the advisory votes that it is recommending will always be free to bring any specific concern that the stockholder may have to the attention of the Board of Directors at any time. For more information on how to communicate with the Board of Directors, please see “Director Nominations and Stockholder Communications” at pages 54-55 of this Proxy Statement, below.

Accordingly, the Company is asking stockholders to vote on the following non-binding advisory resolution:

RESOLVED, that the Company shall submit to shareholders the non-binding advisory vote on whether to approve the compensation of the Company’s named executive officers once every one year, two years or three years, whichever alternative receives the highest number of votes with respect to this resolution.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR “one year” as the frequency with which stockholders are provided a non-binding advisory vote on executive compensation.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RSM US LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2021.
While the Company is not required to submit the ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm to a vote of stockholders, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of RSM US LLP for ratification by stockholders as a matter of good corporate practice.
In the event a majority of the votes cast are against the ratification of the appointment of RSM US LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions of its appointment of the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
Representatives of RSM US LLP are expected to attend the Annual Meeting, by means of remote communication, at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

The following table sets forth the fees paid or accrued by the Company for professional services provided by the Company’s independent registered public accounting firm, RSM US LLP, for the years indicated.

	2020	2019
Audit Fees	$371,700	$359,522
Audit-Related Fees	$42,500	—
Tax Related Fees	$37,275	$44,625
All Other Fees	—	—
Totals	$451,475	$404,147

Description of Fees:

    Audit Fees
Fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements within the Company's annual report on Form 10-K and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year.

    Audit-Related Fees
Additional audit-related fees paid or accrued for consents related to certain of the Company’s SEC filings, including the Company’s registration statement on Form S-3 related to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, filed on August 18, 2020 and amended on August 25, 2020, the Company’s shelf registration statement on Form S-3, filed on August 18, 2020, and the Company’s registration statement on Form S-4 related to the Company’s exchange of subordinated notes, filed on August 18, 2020 and amended on August 25, 2020, each of which referenced prior year audited financial statements.

    Tax Related Fees
    Fees billed for tax preparation services performed in each of the years indicated in the table above.

    All Other Fees
    There were no additional fees billed to the Company for the years indicated in the table above.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairperson this approval authority, subject to the requirement that the chairperson report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees,” “Tax Related Fees,” and “All Other Fees,” were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings “Audit-Related Fees,” “Tax Related Fees,” and “All Other Fees” is compatible with maintaining the independence of RSM US LLP.

Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR this Proposal Five.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth under “Proposal One - Election of Class of Directors” above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2022 and 2023. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors
(Term to expire in 2022)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Kenneth S. Ansin (56)
President of Ansin Consulting Group, a boutique advisory firm that partners with non-profit and socially responsible businesses from various market sectors; prior to July 2017, Senior Vice President, Regional Community Banking Director of the Bank; prior to August 2007, owner and President of Norwood Fine Cabinetry, a privately held company specializing in kitchen and bath cabinetry; prior to 2007, Co-founder of United Site Services Inc., today a $1 billion construction-related company.

Qualifications: Mr. Ansin’s skills as an entrepreneur, prior bank director and business owner of various companies and his knowledge of micro finance add value to the Board as they closely match the characteristics and typical financing needs of many of the Company’s commercial customers. Mr. Ansin’s knowledge of and community involvement in Nashoba Valley Massachusetts, North Central Massachusetts and Lexington, Massachusetts provides valuable market knowledge and contacts within the Bank’s market areas.
2017

George L. Duncan (80)
Executive Chairman of the Company and the Bank since their inception; prior to 2007, also Chief Executive Officer of the Company and the Bank.

Qualifications: Mr. Duncan’s fifty plus years of experience with financial institutions and commercial lending provides the Board with expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions. Mr. Duncan’s role as Executive Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of the Bank and leadership positions at many local, community non-profit organizations, also provide valuable industry specific and local community experience, market knowledge and contacts.
1988

Jacqueline F. Moloney (67)
Chancellor, University of Massachusetts - Lowell, the third largest state educational institution in Massachusetts; since June 2016 Director of MKS Instruments, Inc., a technology solutions provider; prior to August 2015, Executive Vice Chancellor, University of Massachusetts - Lowell.
Qualifications: Dr. Moloney’s experience with leadership, budgeting, strategic planning, marketing, education, technology and innovation adds value to the operating committees of the Board and enhances the Board’s overall understanding of the Bank’s operating environment and internal control structure. Dr. Moloney has previously served as a bank director and has served on numerous civic boards throughout the Merrimack Valley. She provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank’s market area, as well as local developments affecting the Greater Lowell community.
2010

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Luis M. Pedroso (61)
Since 2003, Co-Founder, President and Chief Executive Officer of Accutronics, Inc., a privately held electronic contract manufacturing facility. Since May 2018, Assistant Secretary of the Company and the Bank.

Qualifications: Mr. Pedroso’s experience as a business owner of a manufacturing facility provides him with a unique understanding of business operations, finances, employment matters, strategic planning and leadership development.  The philanthropic efforts of Mr. Pedroso, his commitment and involvement in community and civic organizations, his familiarity with the Greater Lowell region, and his active participation in the mentoring and development of young leaders strengthen the Board’s commitment to customer service, strategic planning, financial knowledge, leadership development and operations at the Company.
2014

Michael T. Putziger (75)
Since 2009, Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; prior to January 2016, Partner and Of Counsel to Murtha Cullina, LLP, a law firm that provides legal services to businesses, government units, non-profit organizations and individuals.
Qualifications: Mr. Putziger’s legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board’s decision-making process. Mr. Putziger’s service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges. This experience has been of value to the Board in, among other areas, its oversight of the Company’s wealth management services and its consideration of various capital raising alternatives for the Company. Mr. Putziger possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
2008

Carol L. Reid (73)
Former Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid’s past role as a corporate controller of an international public company benefits the Board in its oversight of the Company’s risk management program, internal control structure and financial reporting process. Ms. Reid possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules, and she has been designated as such for purposes of her membership on the Audit Committee.
2006

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Nickolas Stavropoulos (63)
Former President and Chief Operating Officer of San Francisco-based Pacific Gas and Electric Company (PG&E), one of the largest combined natural gas and electric energy companies in the United States providing safe, reliable, affordable and clean gas and electric service. PG&E Corporation filed for Chapter 11 bankruptcy on January 29, 2019 and such fact was affirmatively disclosed to the Company’s Board before Mr. Stavropoulos was appointed to the Board. Mr. Stavropoulos served on the boards of the Bank and the Company from 2002 – 2011.

Qualifications: Mr. Stavropoulos’ experience with leadership, finance and accounting, personnel, information technology, cybersecurity and workplace safety provide additional depth to the Board Committees from a lending, asset-liability management, compensation, audit and technology perspective. Mr. Stavropoulos’ experience with publicly traded companies and past service as the Company’s Audit Committee Chairperson provides him with a deep understanding of the regulatory, internal controls and financial reporting requirements of the Company. Mr. Stavropoulos possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
2020

(1)All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Nominees (Term to expire in 2023)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John R. Clementi (71)
Chief Executive Officer, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.
Qualifications: Mr. Clementi’s prior experience as president and owner of a privately owned national company employing approximately 900 individuals and operating within the Company’s market area with manufacturing facilities in Massachusetts, Georgia, Texas and Arizona, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board’s oversight and planning functions.
1998

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Carole A. Cowan (78) Former community college President; prior to March 2015, President, Middlesex Community College, the largest community college in Massachusetts.	1999
Qualifications: Dr. Cowan’s position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board’s decision making process in many key operational areas.

Normand E. Deschene (66)
Former Chief Executive Officer of Wellforce; prior to 2019, Chief Executive Officer of Wellforce, an integrated health care company serving as the parent of Circle Health, Tufts Medical Center and Hallmark Health; prior to January 2017, President and Chief Executive Officer of Wellforce and Chief Executive Officer of Circle Health and Lowell General Hospital, an independent, not-for-profit hospital serving the Greater Lowell area in Massachusetts.

Qualifications: Mr. Deschene’s 42 years of management experience in health care management, including the management of over 12,000 employees, provides him with a depth of skills relating to operational efficiencies, new technologies, business development, marketing, personnel and strategic planning. These skills, along with his deep local and regional community and industry involvement, facilitate Board discussions and the Board’s decision-making process.
2011

John A. Koutsos (60)
President, Alec’s Shoe Store, Inc., a privately held retail store since 1988. Since May 2018, Secretary of the Company and the Bank. From October 2007 to December 2012, Director of Nashua Bank, a local community bank.

Qualifications: Mr. Koutsos’s experience as a retail business owner brings additional insight and personal perspective in the commercial banking field, and his experience as a past bank director provides relevant experience and knowledge relating to banking strategies, regulatory requirements, asset management, lending practices and sound banking practices.  Additionally, his commitment to superior customer service, his deep involvement in community and civic organizations, and his familiarity with the Southern New Hampshire market complement and expand the Board’s marketing, sales, business development, operations, and strategic planning functions.
2013

Joseph C. Lerner (46)
Managing Partner of 819 Energy, LLC, a renewable energy investment firm; prior to October 2016, Co-Founder and Managing Partner of Cycle Power Partners, an energy company investing in operating power and energy infrastructure assets; prior to December 2013, Co-Founder and Managing Director of 819 Capital, LLC.

Qualifications: Mr. Lerner’s depth of knowledge with financing, commercial real estate and construction, and investment in energy infrastructure assets, combined with his experience as a business owner and manager, provides him a set of analytical, investment and business skills that will support the Board with its decision making and oversight responsibilities.  Mr. Lerner is committed to the community through his involvement with multiple nonprofit organizations.

2016

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Richard W. Main (73)
President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.
Qualifications: Mr. Main’s depth of knowledge relating to the management of the Company’s commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board’s oversight and management of the Company’s credit risk and operations. Mr. Main’s knowledge of banking operations and his past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
1989

Anita R. Worden (52)
Former Co-Founder, Chief Executive Officer and Director of Yaskawa Solectria Solar (formerly Solectria Renewables, LLC), a national company that designs, manufactures and sells products for residential, commercial and utility-scale solar applications.

Qualifications: Ms. Worden’s experience in manufacturing, finance, strategic planning, product development, information technology, and personnel provide additional depth to the Board in lending, technology, and compensation matters. Ms. Worden’s familiarity with business development and customer service, combined with her devotion to, and leadership of, local community organizations, align with the Company’s values and further deepens the Company’s presence in the Greater Lawrence Community.
2020

(1)All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that Directors Ansin, Baroni, Clementi, Conway, Cowan, Grady, King, Koutsos, Lerner, Mahoney, Moloney, Pedroso, Putziger, Reid, Stavropoulos and Worden were “independent” of the Company’s management as of the date of this Proxy Statement, on the basis of the independence standards contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market. Messrs. Duncan, Main and Clancy, who are all current employees of the Company, and Mr. Deschene, as further described below, were determined not to be independent of the Company.
In determining the independence of Mr. Deschene, the Board considered the current and previous cross-representation of Directors who serve on both the boards of Mr. Deschene’s previous employers, Wellforce and Circle Health, and the Company. Mr. Clancy, the Company's Chief Executive Officer, currently serves on the board of directors of Circle Health and previously served on the board of directors of Wellforce, until January 2020. These boards were responsible for determining the compensation for Mr. Deschene, former Chief Executive Officer of Wellforce until his retirement from Wellforce in December 2018, and prior to that as the Chief Executive Officer of Circle Health. Primarily due to this previous cross representation, Mr. Deschene has not been deemed independent of the Company.

Board Leadership Structure and the Board’s Role in Risk Oversight

    Mr. Duncan, who through December 31, 2006 served as the Company’s Chief Executive Officer, serves as the Executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company. The Board of Directors has implemented this structure in order to enhance succession planning for Company management while recognizing the individual roles and responsibilities of the Chief Executive Officer and Executive Chairman and taking into consideration the size, growth potential and complexity of the Company’s operations.

    The Board of Directors annually appoints a Chairman, Vice Chairman, Secretary and Assistant Secretary. These Board offices are currently held by Mr. Duncan as Executive Chairman, Mr. Conway as Vice Chairman, Mr. Koutsos as Secretary and Mr. Pedroso as Assistant Secretary. The Board of Directors also annually appoints an independent Lead Director, which Board office is currently held by Mr. Conway. As Lead Director, Mr. Conway presides over executive sessions of independent Directors. In addition to these offices, the Board of Directors maintains active committees to which specific risk oversight responsibilities have been delegated by the Board of Directors. Committee chairpersons and members are elected each year by the Board of Directors to a one-year term.

    Regular meetings of the Board of Directors and its committees are held to review strategy, policy and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board of Directors at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board of Directors on an annual basis.

    The Board of Directors is responsible for oversight of the Company’s risk management. The Chief Executive Officer, the Company’s Executive Vice President-Chief Risk Officer and other members of senior management provide regular reports to the Board on the Company’s management of risk. Additionally, on a semi-annual basis, the Company’s Chief Risk Officer reports to the Board of Directors on the effectiveness of the Company’s risk management program.

Meetings of Board of Directors and Committees

    There were fifteen meetings of the Board of Directors during the year ended December 31, 2020.  During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

A description of the functions and responsibilities of each committee of the Board of Directors is set forth below.

Audit Committee. The Audit Committee consists solely of independent Directors and assists the Board of Directors in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Internal Audit Director. The Audit Committee meets quarterly with RSM US LLP and management to review our interim financial results, and to discuss various topics and events that may have significant financial impact, before the publication of quarterly earnings news releases. Among other responsibilities, the Audit Committee also monitors: the adequacy of internal controls relating to financial reporting, compliance by the Company with commercial and consumer legal and regulatory requirements, compliance with fair lending and community reinvestment activities, management of relationships with third party service providers, the adequacy of the Company's insurance coverage, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s Internal Audit Director and independent registered public accounting firm, the business conduct and ethical standards of the Company, and the treatment of complaints received by management regarding accounting, internal accounting controls, or auditing matters. Over the past year the Audit Committee reviewed management reports identifying any changes to the Bank’s internal controls due to the COVID-19 pandemic and the resulting remote working environment. The Board of Directors has determined that Carol Reid, Audit Committee Chair, who is one of the seven independent Directors serving on the Audit Committee, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules). The Audit Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

    In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of “independence” contained in Section 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) promulgated by the SEC thereunder, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee consists solely of independent Directors and “Non-Employee Directors” (as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and is responsible for establishing the Company’s compensation philosophy and executive compensation standards, performing the annual Chairman evaluation and recommending executive compensation, any employment agreements and Director compensation to the Board for approval.  The Compensation and Human Resources Committee is also responsible for overseeing the administration of the Company’s employee benefit, incentive and compensation programs, determining the effectiveness of the Company's compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board of Directors for approval. Over the past year, the Compensation and Human Resources Committee reviewed and approved modifications to benefits, compensation and sales incentive plans that were negatively impacted by COVID-19 to provide fair compensation and benefits to employees throughout the pandemic. The Compensation and Human Resources Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). See “Compensation and Human Resources Committee Matters” for further information on the Compensation and Human Resources Committee.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee consists solely of independent Directors and is responsible for establishing effective governance controls and procedures for the Company and its Directors. The Corporate Governance/Nominating Committee’s specific responsibilities include recommending to the Board its determination of the independence of each Director, the composition of each Board committee, nominees for each Board committee chairperson, the Company’s response to any stockholder proposals, nominees for election to the Board of Directors, and the appointment of Board officers. The Corporate Governance/Nominating Committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees and for the approval of related party transactions. The Corporate Governance/Nominating Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

Bank Technology Committee (“BTC”). The BTC is responsible for overseeing the technology budget, strategic digital and technology initiatives, business intelligence analytics, project management, data management, responses to breaches of customer data, and other technology, information security and cyber security related functions of the Bank. In addition, the BTC reviews the adequacy of the Company’s business continuity and disaster recovery plans, and the deployment of new technologies , and determines the appropriateness of acceptable operating risks that have been identified by management. The BTC monitors the results of internal and third party testing, scanning and risk assessments as part of the Company’s ongoing efforts to maintain a secure operating environment. Over the past year, the BTC reviewed the adequacy of technology systems and the soundness of the information and cyber security standards to support an immediate shift to a remote working environment for a large number of employees.

Enterprise Wealth Management Committee (“EWMC”). The EWMC is responsible for overseeing that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Bank market risk exposures. The EWMC is responsible for approving general investment standards, the selection of independent investment advisors, and for monitoring investment, advisor and portfolio performance. The EWMC periodically reviews management’s strategic planning initiatives and direction for the wealth management services provided under the Enterprise Wealth Management label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through Enterprise Wealth Services using an independent third-party broker. Over the past year, the EWMC held discussions relating to the impact of market fluctuations and investment strategies as a result of COVID – 19 and how best to manage, protect and advise clients on their investments under management.

Executive Committee. The Executive Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities pertaining to the oversight of management of the Company. The Executive Committee is responsible for reviewing and discussing corporate matters, as identified by the Board of Directors and/or Executive Management, and recommending appropriate actions.

Loan Committee. The overall mission of the Loan Committee is to monitor the trends in asset and credit quality of the Bank's loan portfolio as well as various other internal and external factors and controls that may impact loan growth, quality, concentration risk and overall credit risk exposure. The Loan Committee reviews information and reports relating to the composition, status, delinquency and classification of consumer, residential, construction and commercial loans within the Bank’s loan portfolio as well as any non-performing and past due loans and/or OREO assets (i.e., foreclosed property held by the Bank). The Loan Committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio. In addition to these duties, the Loan Committee is responsible for reviewing the results of third-party loan review and stress testing engagements, monitoring non-performing past due loans and the adequacy of the allowance for loan losses, including the methodology applied to calculate the level of the allowance for loan losses. The Loan Committee not only identifies and informs the Board of Directors of any unfavorable trends that it may detect in the Bank’s loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk reviewing and approving charge-offs. Over the past year, the Loan Committee added additional meetings to discuss; participation in the Paycheck Protection Program, loan concentrations within industries impacted by the pandemic, the potential volume of deferred payments and past due loans, additions to the Allowance for Loan Losses, the modification of underwriting standards to account for market and regulatory changes during the pandemic, and other credit risks as a result of COVID - 19. The Loan Committee also approves and/or ratifies loans above certain limits, reviews certain larger construction lending projects and relationships, reviews stress testing, and regularly reviews and makes recommendations on the adequacy of the allowance for loan losses.

Strategic Planning Committee. Working with management, outside consultants and banking industry experts, the Strategic Planning Committee assesses market and industry conditions in an effort to identify future opportunities, risks, necessary evolution and changes for the Company and the Bank. The Strategic Planning Committee oversees strategic planning activities in the areas of: strategic direction and priorities, the Bank's competitive position, strategic choices, geographic branch expansion, digital transformation and opportunities to diversify revenue streams. The Strategic Planning Committee is also responsible for coordinating an annual board strategic planning session and for setting the general strategic direction and focus of the Company.

Code of Business Conduct and Ethics
    The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All officers and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein are available on the Company’s website at www.enterprisebanking.com.

Board Diversity
As of the date of the Proxy, the Board consisted of twenty (20) Directors. Fourteen (14) of the Directors have identified themselves as Male and Six (6) of the Directors have identified themselves as Female. One (1) Director has identified herself as South Asian/Indian and Nineteen (19) directors have identified themselves as White. No directors have identified themselves as LGBTQ.

Committee Membership
The following table provides 2020 membership by current Directors and meeting information for each of the standing committees of the Board of Directors (the Audit Committee, Compensation and Human Resources Committee, Corporate Governance/Nominating Committee, Executive Committee and the Strategic Planning Committee meetings are joint meetings of the Bank and the Company and the Bank Technology Committee, Loan Committee, and Enterprise Wealth Management Committee meetings are meetings of the Bank):

	Audit	Bank Technology	Compensation and Human Resources (3)	Corporate Governance/ Nominating	Enterprise Wealth Management	Executive	Loan	Strategic Planning
Ansin					X		X	X
Baroni (1)	X(1)	X					X**
Clancy		X			X	X	X	X
Clementi			X	X*	X	X
Conway			X*	X		X*	X	X
Cowan	X	X*	X			X
Deschene		X				X	X	X*
Duncan					X	X	X	X
Grady					X*	X
King	X	X						X
Koutsos			X		X		X
J. Lerner	X	X					X
Mahoney (2)								X
Main					X	X	X*	X
Moloney			X	X				X
Pedroso	X	X			X
Putziger				X	X**		X
Reid	X*			X	X	X
Stavropoulos (4) (5)	X(5)	X(5)
Worden (4), (5)		X(5)					X(5)
Total Meetings Held in 2020	10	7	8	6	7	2	10	2

*indicates Committee Chairperson
**indicates Committee Vice Chairperson

(1)    Effective April 1, 2020:
•Gino Baroni was appointed as a member of the Audit Committee

(2)    Effective May 5, 2020:
•Shelagh Mahoney resigned from Loan Committee

(3)    Effective July 21, 2020:
•The Compensation Committee of the Board of Directors changed its name to the Compensation and Human Resources Committee

(4)    Effective September 15, 2020:
•Nickolas Stavropoulos was appointed to the Board of Directors
•Anita R. Worden was appointed to the Board of Directors

(5)    Effective December 8, 2020:
•Nickolas Stavropoulos was appointed to the Audit Committee and Bank Technology Committee
•Anita R. Worden was appointed to the Bank Technology Committee and Loan Committee

Board Attendance at Annual Meetings

    Directors are required to attend each of the Company’s annual meetings of stockholders. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All Directors attended the 2020 annual meeting of stockholders that was held virtually.

DIRECTOR COMPENSATION
    All members of the Board of Directors are Directors of the Company and of the Bank. In 2020, non-employee Directors were compensated with per meeting fees and annual retainers. In 2020, non-employee Directors were paid $750 for attendance at each meeting of the Board of Directors, excluding the Board’s annual strategic meetings, for which they were paid $1,000.

Non-employee Directors also receive fees for attendance at committee meetings as detailed in the following table:

Committee	2020 Committee Member Meeting Fee
Audit and Executive Committees	$700
Compensation and Human Resources and Corporate Governance/Nominating Committees	$600
Bank Technology, Enterprise Wealth Management, Loan and Strategic Planning Committees	$500

In addition to these per meeting fees, in 2020, non-employee Directors were also paid annual retainers for their membership on the Board of Directors and for their additional services in various Board-related and other corporate capacities as detailed in the following table.

Annual Retainer
Board of Directors	$31,206 (1)
Lead Director	$9,600
Audit Committee Chairperson	$7,500
Compensation and Human Resources Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Vice-Chairperson (currently no Vice-Chairperson)	$3,000
Bank Technology Committee Chairperson	$6,000
Enterprise Wealth Management Committee Chairperson	$6,000
Enterprise Wealth Management Committee Vice-Chairperson	$3,000
Loan Committee Chairperson (2)	$6,000
Loan Committee Vice-Chairperson	$3,000
Loan Committee Members	$2,400
Strategic Planning Committee Chairperson	$6,000
Secretary	$500

(1)This amount reflects the 2020 annual cash retainer of $15,600 and awards of 8,295 shares of restricted stock with a grant date value of $15,606 per non-employee Director. The shares of restricted stock generally vest over a two-year period. All other annual retainers are paid in cash.

(2)This annual retainer is paid only when the Loan Committee Chairperson is a non-employee Director.

Starting in 2021, non-employee Directors will be compensated per month based on their Committee membership and the annual retainer listed below, excluding Executive Committee meetings, which members will be paid $700 per meeting. In 2021, non-employee Directors will be paid $1,000 for attendance at the Board's annual strategic meetings. Also in 2021, any new Directors will be paid a New Director Committee Orientation fee of $650 per month for attendance at any and all Committee meetings attended for the duration of the orientation period.

Annual Retainer
Board of Directors	$31,213 (1)
Lead Director	$9,600
Audit Committee Chairperson	$7,500
Audit Committee Members	$8,100
Compensation and Human Resources Committee Chairperson	$6,000
Compensation and Human Resources Committee Members	$3,600
Corporate Governance/ Nominating Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Vice-Chairperson (currently no Vice-Chairperson)	$3,000
Corporate Governance/ Nominating Committee Members	$3,000
Bank Technology Committee Chairperson	$6,000
Bank Technology Committee Members	$2,400
Enterprise Wealth Management Committee Chairperson	$6,000
Enterprise Wealth Management Committee Vice-Chairperson	$3,000
Enterprise Wealth Management Committee Members	$2,400
Loan Committee Chairperson (2)	$6,000
Loan Committee Vice-Chairperson	$3,000
Loan Committee Members	$6,000
Strategic Planning Committee Chairperson	$6,000
Strategic Planning Committee Members	$1,200
Secretary	$500

(1) This amount reflects the 2021 annual cash retainer of $15,600 and awards of 8,109 shares of restricted stock with a grant date value of $15,613 per non-employee Director. The shares of restricted stock generally vest over a two-year period. All other annual retainers are paid in cash.

In 2020, annual retainers for membership on the Board of Directors and the Loan Committee that were paid in cash were paid in equal monthly installments for each member. All other annual retainers paid in cash were paid in equal quarterly installments. In 2021, all annual retainers paid in cash will be paid in equal monthly installments.

Directors who are also full-time salaried officers of the Bank were not paid for attending Board of Directors or committee meetings in 2020 and did not receive retainers of any kind for their services in any capacity as Directors.

For the year 2020, non-employee Directors had the option to make an irrevocable election (by December 31, 2019) to receive shares of Common Stock in lieu of receiving all or a portion of their 2020 compensation in cash. The number of shares issued to non-employee Directors pursuant to this election is based on an average quarterly close price of the Company’s Common Stock on the NASDAQ Global Market in 2020. For the year 2020, the Company issued a total of 11,532 shares of Common Stock to seven non-employee Directors at a per share issuance price of $24.77. These shares were issued in January 2021. For the year 2021, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees. These shares will be issued in January 2022.
The Company believes that giving non-employee Directors the option to receive shares of Common Stock in lieu of cash fees and granting to them restricted stock awards with time-vesting requirements further aligns such Directors’ interests with those of the Company’s stockholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2020.

Name	Fees earned or paid in cash or stock ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Kenneth S. Ansin	$41,700	$15,606	$57,306
Gino J. Baroni	$52,000	$15,606	$67,606
John R. Clementi	$46,900	$15,606	$62,506
James F. Conway, III	$61,400	$15,606	$77,006
Carole A. Cowan	$51,800	$15,606	$67,406
Normand E. Deschene	$47,400	$15,606	$63,006
John T. Grady, Jr.	$36,250	$15,606	$51,856
Mary Jane King	$44,400	$15,606	$60,006
John A. Koutsos	$45,700	$15,606	$61,306
Joseph C. Lerner	$46,700	$15,606	$62,306
Shelagh E. Mahoney	$32,100	$15,606	$47,706
Jacqueline F. Moloney	$37,500	$15,606	$53,106
Luis M. Pedroso	$42,100	$15,606	$57,706
Michael T. Putziger	$51,000	$15,606	$66,606
Carol L. Reid	$52,300	$15,606	$67,906
Nickolas Stavropoulos (4)	$11,150	$—	$11,150
Anita R. Worden (4)	$12,650	$—	$12,650

(1)All non-employee Directors, excluding Messrs. Ansin, Conway, Grady, Lerner, Stavropoulos, Dr. Cowan, and Mses. King, Mahoney, Reid and Worden, elected to receive all or a portion of their 2020 Directors fees in the form of shares of Common Stock, which were issued in January 2021.

(2)The value of the restricted stock awards is based on the fair market value of the Common Stock on the date of grant, which was March 17, 2020. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, which was $28.22 per share. None of the above listed non-employee Directors held any outstanding stock options as of December 31, 2020.

(3)As of December 31, 2020, each of the above listed non-employee Directors, excluding Mr. Stavropoulos and Ms. Worden, had 815 shares of unvested restricted stock.

(4)Mr. Stavropoulos and Ms. Worden were appointed to the Board of Directors on September 15, 2020.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES
Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement. Each individual named below has held their position for at least five years, except as otherwise indicated.

Name	Age	Position
Brian H. Bullock	63	Executive Vice President and Chief Commercial Lending Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Lender of the Bank.
Brian M. Collins	44	Executive Vice President and Chief Digital and Operations Officer of the Bank; prior to March 2021, Executive Vice President and Director of Operations of the Bank; prior to March 2017, Senior Vice President and Director of Operations; prior to March 2014, Senior Vice President, eBanking & Payment Services Director; prior to March 2011, Vice President and Senior Customer Services Manager.
Susan Covey	59	Executive Vice President and Branch Administration Director of the Bank; prior to March 2016, Senior Vice President and Branch Administration Director.
Ryan C. Dunn	46	Executive Vice President and Regional Commercial Lending Director of the Bank; prior to March 2017, Senior Vice President and Regional Commercial Lending Manager; prior to March 2009, Vice President and Senior Commercial Lending Officer.
Jamie L. Gabriel	43	Executive Vice President and Chief Human Resources Officer of the Bank; prior to March 2017, Senior Vice President and Chief Human Resources Officer; prior to March 2014, Senior Vice President, Human Resources Director; prior to December 2011, Vice President and Senior Human Resources Manager.
Michael J. Gallagher	57	Executive Vice President and Chief Risk Officer of the Bank; prior to March 2015, Senior Vice President and Chief Risk Officer of the Bank; prior to March 2014, Senior Vice President and Risk Management Director.

Marlene P. Hoyt	66	Executive Vice President and Construction Lending Director of the Bank; prior to March 2016, Senior Vice President and Construction Lending Manager of the Bank.
Stephen J. Irish	66	Executive Vice President, Managing Director Wealth Management and Chief Operating Officer of the Bank; prior to May 2017, Executive Vice President and Chief Operating Officer of the Bank; prior to April 2009, Executive Vice President and Chief Information Officer of the Bank.

Steven R. Larochelle	57	Executive Vice President and Chief Banking Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Real Estate Lender of the Bank.
Joseph R. Lussier	50	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Bank; prior to October 2019, Director of Finance; prior to March 2017, Director of Strategic Initiatives; prior to December 2010, Chief Investment Officer of the Wealth Management Division.

Peter J. Rayno	60	Executive Vice President and New Hampshire Community Banking and Lending Director of the Bank; prior to March 2015, Senior Vice President and Regional Commercial Lending Manager of the Bank.
Diane J. Silva	63	Executive Vice President and Chief Mortgage and Consumer Lending Officer of the Bank; prior to March 2011, Senior Vice President and Mortgage Lending Director of the Bank.
Keith N. Soucie	63	Executive Vice President and Chief Information Officer of the Bank; prior to March 2019, Senior Vice President and Chief Information Officer; prior to January 2016, Senior Vice President and Information Services Director; prior to March 2011, Senior Vice President and Operations and Technology Manager.
Chester J. Szablak, Jr.	63	Executive Vice President and Chief Sales, Community and Customer Relationship Officer of the Bank; prior to March 2017, Executive Vice President and Chief Sales and Marketing Officer of the Bank; prior to March 2009, Senior Vice President and Chief Sales and Marketing Officer of the Bank.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
    This section details the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive compensation program as it relates to the following “named executive officers” of the Company (the “Named Executive Officers”) whose compensation information is detailed below:

George L. Duncan Executive Chairman
John P. Clancy, Jr. Chief Executive Officer
Richard W. Main President
Joseph R. Lussier Chief Financial Officer and Treasurer
Stephen J. Irish Managing Director of Wealth Management and Chief Operating Officer

Executive Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, motivate, and retain highly qualified executive officers, who are vital to achieving the financial goals set by the Board of Directors and enhancing long-term value for stockholders, while operating the Company in a safe and sound manner. The Company’s executive compensation philosophy provides that total annual compensation levels should:

(1) reflect compensation levels of those found in other banking organizations of comparable asset size, performance and geography;
(2) reflect individual responsibilities, team contribution, team leadership, experience, skill set, teamwork and performance; and
(3) provide incentive to achieve business and financial objectives within reasonable risk parameters.

The Company at least annually assesses total compensation paid to its executive officers. As part of this process, the Compensation and Human Resources Committee has assessed and evaluated the elements of total compensation described below under the 2020 Executive Compensation Program paid to executive officers, including the Named Executive Officers, as a group and individually.

Compensation and Human Resources Committee and Independent Consultant Roles

Consistent with our above described philosophy, the Compensation and Human Resources Committee regularly obtains and considers information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants. The Compensation and Human Resources Committee also reviews annually the responsibilities and performance of the Company’s executive officers. Elements of compensation are established with the goal of incentivizing and rewarding the Company’s executive officers for individual performance and organizational short- and long-term goals without encouraging excessive risk-taking.

In accordance with the Compensation and Human Resources Committee Charter, the Compensation and Human Resources Committee follows the process outlined under the heading “Role of the Compensation and Human Resources Committee” as described further under Compensation and Human Resources Committee Matters on page 40 below.

The Compensation and Human Resources Committee annually engages a compensation consulting firm to review the elements of the Company’s executive compensation program and to provide comparative market information on total executive compensation including base salary, incentive cash compensation, and incentive equity compensation for the Compensation and Human Resources Committee’s review. The Compensation and Human Resources Committee engaged Pearl Meyer and Partners (“Pearl Meyer”) to conduct a comparative market review of the Company’s executive compensation programs and develop the peer group for 2020. In addition to general survey data provided by Pearl Meyer, a peer group was developed consisting of publicly traded banks within the Northeast region of the United States, excluding the New York City metro area, with similar asset size and performance results to the Company and, like the Company, with a loan portfolio substantially consisting of commercial loans. At the time the peer group was selected, the Company was positioned at approximately the median of the peer group in terms of total assets, with asset size of the peer group ranging from $1.6 billion to $6.3 billion. The information was not gathered to benchmark executive compensation to particular levels within the peer and survey group; rather, it was reviewed to assess the competitiveness of total executive compensation. For 2021, the Compensation and Human Resources Committee again engaged Pearl Meyer to assess the Company’s 2021 executive compensation program.
Working with Pearl Meyer, the Compensation and Human Resources Committee selected the following peer group:

Meridian Bancorp, Inc.	Century Bancorp. Inc.
Washington Trust Bancorp, Inc.	Univest Financial Corporation
Peapack-Gladstone Financial Corporation	Bryn Mawr Bank Corporation
Bridge Bancorp, Inc.	Camden National Corporation
HarborOne Bancorp, Inc.	Bar Harbor Bankshares
Republic First Bancorp	Cambridge Bancorp
BCB Bancorp, Inc.	Orrstown Financial Services, Inc.
Peoples Financial Services Corp.	Western New England Bancorp, Inc.
First Bancorp, Inc.	Codorus Valley Bancorp, Inc
Chemung Financial Corporation	Penns Woods Bancorp, Inc.
Unity Bancorp, Inc.	Financial Institutions, Inc.
First of Long Island Corporation

Compensation Elements and Rationale
    Executive compensation may include any or a combination of the following components in addition to an executive’s base salary: incentive cash compensation, incentive equity awards, supplemental executive retirement benefits, supplemental life insurance benefits, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and other perquisites such as Company-owned automobiles and club memberships for business development purposes. Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation and Human Resources Committee and the independent members of the Board of Directors on at least an annual basis. The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term stockholder value. In establishing the components of compensation for each individual executive officer, the Compensation and Human Resources Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company, the cost to the Company of the various components of compensation to be provided, the tax and accounting implications in designing the Company’s compensation programs, and the support received from the Company’s stockholders in prior non-binding “Say on Pay” advisory votes. The Compensation and Human Resources Committee did not change its approach in 2021 and applied a rationale similar to that used in 2020. The Compensation and Human Resources Committee will continue to consider the outcome of the Company’s non-binding “Say on Pay” advisory votes when making future compensation decisions for the Named Executive Officers.

2020 Executive Compensation Program

Base Salary

For 2020, the Compensation and Human Resources Committee reviewed the various components of the compensation provided to each executive, assessed each executive’s responsibilities, leadership, overall performance, and contributions, and reviewed the comparative assessment provided by Pearl Meyer. The Compensation and Human Resources Committee then determined that the base salaries of Messrs. Duncan, Main, and Clancy for 2020 would remain unchanged from 2019 levels. The Compensation and Human Resources Committee also determined that the base salaries for Messrs. Irish and Lussier for 2020 would be increased as follows: Mr. Irish from $341,744 to $355,414, and Mr. Lussier from $200,000 to $214,000 in March 2020

For 2021, the Compensation and Human Resources Committee did not change its approach in determining base salaries and applied a rationale similar to that used in the prior year. The Compensation and Human Resources Committee determined that the base salaries for Messrs. Irish and Lussier would increase from 2020 levels, in part, to maintain alignment with the competitive range of base salaries found in the peer group for their positions. The base salary increases for Messrs. Irish and Lussier effective March 2021 are as follows: Mr. Irish from $355,414 to $366,076 and for Mr. Lussier from $214,000 to $246,100. The Compensation and Human Resources Committee determined that the base salaries for Messrs. Duncan, Main and Clancy will remain unchanged for 2021.

Incentive Compensation (Cash)

The terms of incentive cash compensation for Named Executive Officers are established by the Compensation and Human Resources Committee, subject to approval by the independent members of the Board of Directors, on an annual basis. Named Executive Officers are eligible for incentive cash compensation through the Company’s Variable Compensation Incentive Plan that is established each year by the Compensation and Human Resources Committee. Payments for Named Executive Officers under the 2020 Variable Compensation Incentive Plan were determined by various weighted elements of the Company’s performance, including net income, deposit growth, loan growth, loan quality, and non-interest revenue. Additionally, to focus Named

Executive Officers on managing salaries and benefits expense, the 2020 Variable Compensation Incentive Plan included a multiplier for executives that reduced or increased their overall payout based on performance compared to specific targets for this area. Target incentive payout percentages for Named Executive Officer’s base compensation earned under the 2020 Variable Compensation Incentive Plan were 45% for Messrs. Duncan and Main, 50% for Mr. Clancy, 37.5% for Mr. Irish, and 30% for Mr. Lussier.

In November 2020 and in connection with the unanticipated economic disruption resulting from the COVID-19 pandemic, the Board of Directors approved changes to the Company’s 2020 Variable Compensation Incentive Plan. In accordance with the terms of the 2020 Variable Compensation Incentive Plan, these changes were approved by the independent members of the Board of Directors. The changes approved to the Bankwide incentive group with Multiplier, in which the Named Executive Officers participate, included (1) a reduction in the minimum level of net income necessary to have payouts under the plan (net income “threshold”) from $27.652 million to $23.652 million and (2) a performance level of .25 was added for each performance factor, at which 25% payout for the performance factor would be made if achieved.

Performance factors and their relative weighting as well as the performance for each factor under the 2020 Variable Compensation Incentive Plan, as amended, are shown in the table below.

Bankwide Group with Multiplier	Performance Factor	Weight	Below Target			Target	Above Target				Weighted Score	Level at 12/31/2020
			0.25	0.50	0.75	1.00	1.25	1.50	1.75	2.00
	Net Income	50.0%	$25.652M	$27.652M	$29.652M	$31.652M	$33.652M	$35.652M	$37.652M	$39.652M	0.375	0.75
	Low Cost Deposit Growth	15.0%	1.417B	1.441B	1.465B	1.489B	1.502B	1.516B	1.529B	1.543B	0.30	2.00
	Loan Growth	15.0%	51M	103M	180M	257M	292M	328M	363M	399M	0.0375	0.25
	Loan Quality	10.0%	6.825M	5.85M	4.875M	3.90M	2.925M	1.950M	975K	0	0.00	0.00
	Non-Interest Revenue	10.0%	13.491M	14.491M	15.491M	16.491M	17.491M	18.491M	19.491M	20.491M	0.10	1.00

In determining the applicable salaries and benefits expense multiplier under the 2020 Variable Compensation Incentive Plan, the Compensation and Human Resources Committee took into consideration the impact of the COVID-19 pandemic and made adjustments as a result of hiring opportunities and the related payroll tax and benefits expense savings that were not anticipated. Additionally, the Paycheck Protection Program (PPP) loans were not included in the loan growth factor results.

In 2021, the Compensation and Human Resources Committee approved payouts under the 2020 Variable Compensation Incentive Plan for the Named Executive Officers. Messrs. Duncan and Main received an actual payout of 36.563%, which resulted in the following cash payments: $156,663 for Mr. Duncan and $117,497 for Mr. Main. Mr. Clancy received an actual payout of 40.625%, which resulted in a cash payment of $213,665. Mr. Irish received an actual payout of 30.469%, which resulted in a cash payment of $107,329. Mr. Lussier received an actual payout of 24.375%, which resulted in a cash payment of $51,374. The Board of Directors will establish the Company’s 2021 Variable Compensation Incentive Plan in April 2021 for each of the Named Executive Officers. On March 16, 2021 the Board of Directors approved the target payout percentage for Messrs. Duncan, Main, Clancy, Irish, and Lussier remained unchanged from 2020 levels and were as follows: Mr. Clancy at 50%;

Messrs. Duncan and Main at 45%; Mr. Irish at 37.50%; Mr. Lussier at 30% of their actual annual regular earnings.

    Long-Term (Equity) Incentive Compensation
The Company attempts to align the interests of its executives with the long-term interests of stockholders through the granting of equity-based compensation awards, which have historically been in the form of stock options and restricted stock. Equity awards are intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and stockholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful. At this time, the Compensation and Human Resources Committee anticipates that restricted stock, as well as stock options, will continue to serve as the primary vehicles to be used to achieve these objectives.

In connection with its compensation program, the Compensation and Human Resources Committee evaluates the issuance of equity grants to employees on an annual basis. Historically, equity grants have been considered and made during the first quarter of each calendar year. The total number of stock options or restricted stock granted to all employees is determined after considering various factors, including measures on stockholder dilution, such as overhang and run rate. The number of stock options or the value of restricted stock awards granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation. Stock options and restricted stock grants for employees other than executive officers are recommended by the Chief Executive Officer and the total grant is subject to the approval of the Compensation and Human Resources Committee and the Board of Directors. In addition to the recommendation of the Chief Executive Officer and the approval of the Compensation and Human Resources Committee, stock options and restricted stock awards granted to executive officers must also be approved by independent members of the Board of Directors. In all cases, the exercise price of the stock option and the value of the restricted stock is established based on the market price of the Company’s common stock on the date of the grant.

On March 18, 2020, the Company granted to employees a total of 24,208 non-qualified stock options at an exercise price of $28.22 per share, which reflected the market price of the Company’s common stock on the date of the grant, and 51,016 shares of restricted stock. On March 18, 2020, the Named Executive Officers received the following equity grants under the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan: 2,909 stock options and 4,909 shares of restricted stock to Mr. Duncan; 2,814 stock options and 4,752 shares of restricted stock to Mr. Clancy; 1,553 stock options and 2,620 shares of restricted stock to Mr. Main; 491 stock options and 828 restricted stock options to Mr. Lussier, and 983 stock options and 1,656 shares of restricted stock to Mr. Irish. The shares of restricted stock will vest based on the Company reaching the specific targets in cumulative earnings per share totals set forth on page 47 below. Specific incremental targets were set to align executive management with stockholder interests by requiring earnings targets be met for awards to vest rather than incremental time-based vesting. If such targets are not met by December 31, 2024, unvested shares will be forfeited. The stock options, all of which are non-qualified stock options, have an exercise price of $28.22 per share, which reflected the market price of the Company’s common stock on the date of grant, and will vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. The equity grant vesting schedules are aligned with the Company’s long-term performance goals.

The number of stock options and shares of restricted stock granted to the Named Executive Officers for 2020 were considered to be within the competitive ranges for executive management based on the assessment received from Pearl Meyer, and the Compensation and Human Resources Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program, aligning the executives’ interests with those of the stockholders.

On March 16, 2021, the Company granted to employees a total of 17,385 non-qualified stock options at an exercise price of $32.73 per share, which reflected the market price of the Company’s common stock on the date of the grant, and 45,479 shares of restricted stock. All options and shares of restricted stock were granted under the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan. For the Named Executive Officers and certain other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in cumulative earnings per share totals. For all other employees, restricted stock grants will vest 25% per year beginning on the first anniversary of the grant date. Stock option grants to both Named Executive Officers and other employees will vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. The Compensation and Human Resources Committee believes the equity grant vesting schedules are aligned with the Company’s long-term performance goals.

The amounts granted to the Named Executive Officers in 2021 were as follows: 2,046 stock options and 4,233 shares of restricted stock to Mr. Duncan; 1,981 stock options and 4,097 shares of restricted stock to Mr. Clancy; 1,093 stock options and 2,259 shares of restricted stock to Mr. Main; 345 stock options and 714 shares of restricted stock to Mr. Lussier; and 691 stock options and 1,428 shares of restricted stock to Mr. Irish. The value of stock options and shares of restricted stock granted to the Named Executive Officers for 2021 was considered to be within the competitive ranges for executive management based on the report provided by Pearl Meyer, and the Compensation and Human Resources Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program, aligning the executives’ interests with those of the stockholders.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation and Human Resources Committee believes that providing a supplemental retirement benefit, which is implemented through salary continuation agreements, a supplemental executive retirement and deferred compensation benefit, and supplemental life insurance benefits serve as long-term retention tools, as well as provide a reward component to the executive.

The Bank is party to certain salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main. The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 53 below. The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive. This amount is included for each of the executives in the Summary Compensation Table at page 43 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 53 below and are specifically referenced in footnote 3 to the table. In 2006 and 2015, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions. Under these plans, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions. Messrs. Clancy and Irish participate in both the 2006 and 2015 plans and Mr. Lussier participates in the 2015 plan. The amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 53 below and are specifically referenced in footnote 3 to the table.

In March 2020 the Compensation and Human Resources Committee and the Board of Directors approved contributions to the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan (SERP) for certain Named Executive Officers, including Messrs. Clancy, Lussier and Irish. In November 2020 and in connection with the changes made to the 2020 Variable Compensation Incentive Plan discussed above, the Board of Directors, on the recommendation of the Compensation and Human Resources Committee, approved a change to the 2020 Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan addendum to add a .25 performance level for net income for performance based contributions. Under the terms of the SERP (as amended), Company contributions to the SERP were made in February 2021 for the 2020 plan year for the individuals as follows: $93,750 for Mr. Clancy, $12,250 for Mr. Lussier, and $23,250 for Mr. Irish. The Named Executive Officers direct the investments of their individual accounts. Messrs. Clancy, Lussier, and Irish’s account balances will be paid out, subject to the terms of the SERP, as a lump sum or in monthly installment payments over a period of sixty (60) months following six (6) months after separation from service in accordance with Section 409A of the Internal Revenue Code of 1986 (the “Code”). Benefits under the SERP are paid from the Bank’s general assets, although the Company also maintains a Rabbi Trust. The Rabbi Trust and the funds held therein are Company assets. Employer contributions made to the SERP will become 50% vested after four years and 100% after six years from the effective date of the SERP or become 100% vested upon attaining the age of 62(1). All plan benefits associated with employer contributions would be forfeited if the employee is terminated for cause.

Messrs. Clancy, Lussier, and Irish will be eligible for service-based and performance-based plan contributions to the SERP for the 2021 plan year.

    Income Protection and Non-Compete
In addition to the above-noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company, which include non-competition restrictions, and Messrs. Irish, and Lussier have change in control/non-competition agreements with the Company. These agreements provide the executive with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company. The Compensation and Human Resources Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he or she were to leave prior to or as a result of any change in control of the Company. The Compensation and Human Resources Committee believes that the non-competition protection afforded by these agreements is beneficial in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards. The maximum amounts that may be paid to any executive under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Code. The terms of these agreements are described at pages 49-51 below and the amounts payable thereunder to the executives under various termination scenarios are included in the table at page 53 below.

    Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 6 of the Summary Compensation Table at page 43 below, the Company provides Company-owned automobiles for the use of Messrs. Duncan, Main and Clancy. The Company also pays dues related to club memberships for business development purposes for Messrs. Main and Clancy. The Compensation and Human Resources Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management and for business development purposes.

Policies & Practices

Executive Officers and Directors Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers and Directors. The Company believes that the executive officer and Director stock ownership guidelines further strengthen the individual’s commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders. The Company’s executive officers and Directors are required to meet the specific stock ownership guidelines as listed below. The individual will be required to meet the stock ownership guidelines within five years of being hired or promoted to an executive officer position or elected as a Director or from the implementation date of the guidelines.

(1) Under terms of the SERP, contributions would vest if employee "separates from services" with Company after reaching "Normal Retirement Age" of 62.

Position	Stock Ownership Guideline
Executive Chairman and Chief Executive Officer	Three times base salary at date of calculation
President	Two times base salary at date of calculation
Executive Officer	One time base salary at date of calculation
Director	Five times total Board of Director cash and equity retainer

Ownership is calculated on the last business day of the calendar year using the closing price or book value of the Company’s common stock, whichever is greater, and includes: shares owned outright individually or as a co-owner with a spouse, including those in the Company’s 401(k) plan self-directed brokerage account or the Company’s Employee Stock Purchase Plan; shares owned but held in trust or in the name of an immediate family member; unvested restricted shares; and 60% of the difference between the market price and the exercise price of the employee’s vested stock options under Enterprise Bancorp’s 2009 and 2016 Stock Incentive Plans.

As of December 31, 2020, all Directors and executive officers met or exceeded the above-listed ownership guidelines.

    Incentive Compensation Recovery

In order to further align management’s interests with the interests of the Company’s stockholders and support good governance practices, all incentive compensation awards made to officers with a title of senior vice president or above include a clawback provision. If the Company’s reported financial or operating results are determined by the Company to be subject to material negative restatement due to material noncompliance with any financial reporting requirement under the securities laws, fraud, or misconduct (other than a restatement caused by a change in applicable accounting rules or interpretations), the Company may require recoupment of full or partial payouts made under the short- and long-term compensation plans to participants with an officer status of senior vice president or above.

    Anti-Hedging Policy

The Board of Directors has adopted, as part of the Company’s Insider Trading Policy, a policy prohibiting Directors, executive officers and employees from engaging in hedging activities involving the Company’s common stock by making an investment to reduce the risk of adverse price movements in the Company’s common stock.

COMPENSATION AND HUMAN RESOURCES COMMITTEE MATTERS

Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee of the Board of Directors is comprised of five members, all of whom are currently deemed to be independent by the Board of Directors. In determining the independence of the members of the Compensation and Human Resources Committee, the Board of Directors has used the definition of (i) “independence” contained in Rule 5605(d)(2)(A) of the Marketplace Rules of the

NASDAQ Stock Market, and (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and has applied these definitions consistently to all members of the Compensation and Human Resources Committee. The responsibility of the Compensation and Human Resources Committee is to review the performance of the Executive Chairman and recommend his compensation to the independent members of the Board of Directors for review and approval. The Executive Chairman and Compensation and Human Resources Committee review the performance of the Chief Executive Officer and President and recommend their compensation to the independent members of the Board of Directors for review and approval. The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation and Human Resources Committee. The Compensation and Human Resources Committee reviews the Chief Executive Officer’s recommendations and submits its recommendation to the independent members of the Board of Directors for approval. In 2020, the independent members of the Board of Directors approved all recommendations presented by the Compensation and Human Resources Committee.

The Compensation and Human Resources Committee has the authority to retain or obtain advice from independent advisors, such as outside legal counsel and consulting firms, as it deems necessary to perform its role. After taking into consideration the factors set forth in NASDAQ Marketplace Rule 5605(d)(3)(D), the Compensation and Human Resources Committee obtained the services of Pearl Meyer in 2020 to provide market assessment information to the Compensation and Human Resources Committee which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 33-40 above. Pearl Meyer was paid $35,028.66 for these services in 2020. The Compensation and Human Resources Committee reviewed all factors, as provided by management, for any potential or actual conflicts of interest with Pearl Meyer and the Board of Directors or the Company and determined there were no potential or actual conflicts with the Board of Directors or the Company.

The Compensation and Human Resources Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). The Compensation and Human Resources Committee annually reviews its charter and recommends any changes to the full Board of Directors. The charter requires the Compensation and Human Resources Committee to meet at least four times every year. In 2020, the Compensation and Human Resources Committee met eight times.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 33-40 above (the “CD&A”) with management and based on this review and discussion the Compensation and Human Resources Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway, III (Chairperson)
John R. Clementi
Carole A. Cowan
John A. Koutsos
Jacqueline F. Moloney

Compensation and Human Resources Committee Interlocks
    Directors Conway, Clementi, Cowan, Koutsos and Moloney served as members of the Compensation and Human Resources Committee during the year ended December 31, 2020. None of these Directors were an officer or employee of the Company at any time during such period or has ever been an officer of the Company. None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 56 below under applicable SEC rules.

    Mr. Clancy, the Company's Chief Executive Officer, currently serves on the board of directors of Circle Health and previously served on the board of directors of Wellforce until January 2020. These boards were responsible for determining the compensation of Mr. Deschene, former Chief Executive Officer of Wellforce, until his retirement from Wellforce in December 2018, and prior to that as the Chief Executive Officer of Circle Health.

Risk Assessment of Compensation Policies and Practices
The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. On the basis of its 2020 annual assessment, the Compensation and Human Resources Committee has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table

    The following table sets forth the total compensation paid during the years ended December 31, 2020, December 31, 2019 and December 31, 2018, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank (the “named executive officers”). The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
George L. Duncan Executive Chairman of the Company and the Bank	2020	$428,480	$—	$138,532	$24,465	$156,663	$66,228	$75,140	$889,508
	2019	$424,677	$—	$138,547	$24,447	$188,716	$82,956	$69,519	$928,862
	2018	$412,000	$—	$138,556	$24,439	$225,956	$56,917	$65,688	$923,556
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2020	$525,944	$—	$134,101	$23,666	$213,665	$—	$139,872	$1,037,248
	2019	$517,476	$—	$134,101	$23,664	$255,504	$—	$141,292	$1,072,037
	2018	$489,250	$—	$134,093	$23,672	$298,137	$—	$65,600	$1,010,752
Richard W. Main President of the Company and the Bank	2020	$321,360	$—	$73,936	$13,061	$117,497	$55,133	$48,928	$629,915
	2019	$318,508	$—	$73,944	$13,050	$141,537	$66,187	$44,202	$657,428
	2018	$309,000	$—	$73,947	$13,046	$169,467	$41,375	$43,000	$649,835
Stephen J. Irish Executive Vice President, Chief Operating Officer of the Bank	2020	$352,259	$11,835	$46,732	$8,267	$107,329	$—	$44,299	$570,721
	2019	$338,711	$—	$46,729	$8,265	$125,429	$—	$48,818	$567,952
	2018	$326,069	$—	$46,757	$8,242	$148,219	$—	$25,794	$555,081
Joseph R. Lussier Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2020	$210,769	$9,115	$23,366	$4,130	$51,375	$—	$22,469	$321,224
	2019	$188,099	$—	$16,979	$3,019	$41,793	$—	$8,536	$258,426

1.The 2020, 2019 and 2018 salary includes 26 pay periods.
2.The value of the bonus payments received by Mr. Irish and Mr. Lussier in 2020 includes a team appreciation incentive bonus and vacation sell back earnings.
3.The value of the stock awards is based on the fair market value of the Common Stock on the date of grant. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, March 17, 2020, which equaled $28.22 per share.
4.The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model. For assumptions used in calculating the value of option awards and the accounting treatment of the awards, please refer to Note 14 of the financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 10, 2021. For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at pages 47-49 of this Proxy Statement, below.
5.For each of Messrs. Duncan and Main this amount is equal to the increase in 2020, 2019 and 2018 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan. The amounts shown in 2020, 2019 and 2018 take into account payments received by Mr. Duncan and Mr. Main through their supplemental retirement plan in each of those years. In 2020, the discount rate used to determine the present value of the accumulated benefit was updated to 3.25% from 4.00% in 2019 resulting in the value to the employee increasing $35,180 and $31,438 for Messrs. Duncan and Main, respectively. In 2019, the discount rate used to determine the present value of the accumulated benefit was updated to 4.00% from 4.75% in 2018 resulting in the value to the employee increasing $39,600 and $34,193 for Messrs. Duncan and Main, respectively. In 2018, the discount rate used to determine the present value of the accumulated benefit was updated to 4.75% from 4.50% in 2017 resulting in the value to the employee decreasing $15,548 and $12,977 for Messrs. Duncan and Main, respectively. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.
6.For each of the named executive officers, these amounts include the following:

- Annual matching contributions by the Bank to the Bank’s 401(k) plan:

2020
Duncan	$11,970
Clancy	$11,970
Main	$11,970
Irish	$11,970
Lussier	$8,161

- Life insurance premiums paid:

2020
Duncan	$54,718
Clancy	$8,209
Main	$14,783
Irish	$6,843
Lussier	$1,025

- Dividends paid on unvested shares of restricted stock:

2020
Duncan	$6,627
Clancy	$6,414
Main	$3,537
Irish	$2,236
Lussier	$1,033

- The amount attributed to the personal use of Bank owned automobiles:

2020
Duncan	$1,825
Clancy	$8,728
Main	$7,837

- The amount paid to a local club on the executive’s behalf for business development purposes:

2020
Clancy	$10,801
Main	$10,801

- Contribution to the Supplemental Executive Retirement and Deferred Compensation Plan:

2020
Clancy	$93,750
Irish	$23,250
Lussier	$12,250

Pay Ratio Disclosure for Enterprise Bancorp, Inc.

    As required by Item 402(u) of Regulation S-K, we are providing the following information:

•The annual total compensation for the median employee of our company (other than Mr. Clancy) was $70,766; and

•The annual total compensation of Mr. Clancy, our Chief Executive Officer, was $1,037,248

    Based on this information, the ratio for 2020 of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 15 to 1.

For the fiscal year 2020, we completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer:

1.As of October 2, 2020, our employee population consisted of approximately 550 individuals, including all full-time, part-time, temporary, or seasonal employees employed on that date.

2.     To find the median of the annual total compensation of all our employees, (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year 2020. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on October 2, 2020 but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees.

3.    We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

4.     After identifying the median employee, we added together all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $70,766. A different median employee was identified for fiscal year 2020 than the median employee for fiscal year 2019, due to retirement of the 2019 median employee.

5.    With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2020 to each of the named executive officers.

Name	Grant Date	All Other Restricted Stock Awards: Number of Shares of Stock or Units (#) (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)	Target ($)	Maximum ($)
George L. Duncan	3/17/2020		$0	$192,816	$289,224	2,909	$28.22	$24,465
George L. Duncan	3/17/2020	4,909						$138,532
John P. Clancy, Jr.	3/17/2020		$0	$262,972	$394,458	2,814	$28.22	$23,666
John P. Clancy, Jr	3/17/2020	4,752						$134,101
Richard W. Main	3/17/2020		$0	$144,612	$216,918	1,553	$28.22	$13,061
Richard W. Main	3/17/2020	2,620						$73,936
Stephen J. Irish	3/17/2020		$0	$133,280	$199,920	983	$28.22	$8,267
Stephen J. Irish	3/17/2020	1,656						$46,732
Joseph R. Lussier	3/17/2020		$0	$64,200	$96,300	491	$28.22	$4,129
Joseph R. Lussier	3/17/2020	828						$23,366

(1)Amounts actually earned and paid to the named executive officers for 2020 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 43 of this Proxy Statement, above, under the heading “Non-Equity Incentive Plan Compensation.”
(2)Restricted stock awards granted in 2020 vest in 25% increments, when cumulative diluted earnings per share from January 1, 2020 forward reach $2.66, $5.32, $7.98, and $10.64.
(3)For non-qualified stock options granted in 2020, one-half of the total number of options become exercisable on each of the second and fourth anniversary of the original grant date.

(4)The exercise price of all stock options granted to employees in 2020, including those granted to named executive officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.
(5)For an explanation of the grant date fair value of the restricted stock and option awards, including the assumptions used in calculating the grant date fair value of the option awards, please refer to Note 14 of the financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 10, 2021.

OPTION EXERCISES AND RESTRICTED STOCK VESTED
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards for each of the named executive officers during the year ended December 31, 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	—	$—	3,306	$99,198
John P. Clancy, Jr.	—	$—	3,201	$96,047
Richard W. Main	—	$—	1,765	$52,960
Stephen J. Irish	—	$—	1,116	$33,485
Joseph R. Lussier	—	$—	393	$9,534

(1)The value realized upon exercise of the stock options is based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the exercise date.
(2)The value realized on vesting calculation is based upon the value of the Common Stock on the vesting date of the restricted stock. The value on the vesting date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested restricted stock awards held by each of the named executive officers as of December 31, 2020. The Company has not granted any stock options that are unexercised and unearned and not otherwise disclosed in the table or any restricted stock that is unearned and has not vested and is not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	4,000	—	$16.43	3/18/2023	10,410	$265,975
	3,117	—	$20.29	3/17/2024
	2,873	—	$21.03	3/16/2025
	3,095		$21.86	3/14/2026
	1,078	1,079	$30.46	3/20/2027
	1,020	1,020	$34.33	3/19/2028
	—	2,810	$29.84	3/18/2029
		2,909	$28.22	3/16/2030
John P. Clancy, Jr.	10,000	—	$16.43	3/18/2023	10,076	$257,441
	3,476	—	$20.29	3/17/2024
	2,780	—	$21.03	3/16/2025
	2,997	—	$21.86	3/14/2026
	1,044	1,044	$30.46	3/20/2027
	988	988	$34.33	3/19/2028
	—	2,720	$29.84	3/18/2029
	—	2,814	$28.22	3/16/2030
Richard W. Main	4,000	—	$16.43	3/18/2023	5,556	$141,955
	1,831	—	$20.29	3/17/2024
	1,534	—	$21.03	3/16/2025
	1,651	—	$21.86	3/14/2026
	575	575	$30.46	3/20/2027
	544	545	$34.33	3/19/2028
	—	1,500	$29.84	3/18/2029
	—	1,553	$28.22	3/16/2030

Stephen J. Irish	1,500	—	$16.43	3/18/2023	3,512	$89,731
	1,083	—	$20.29	3/17/2024
	969	—	$21.03	3/16/2025
	1,045	—	$21.86	3/14/2026
	364	365	$30.46	3/20/2027
	344	344	$34.33	3/19/2028
	—	950	$29.84	3/18/2029
	—	983	$28.22	3/16/2030
Joseph R. Lussier	200	—	$16.43	3/18/2023	1,584	$40,471
	179	—	$20.29	3/17/2024
	176	—	$21.03	3/16/2025
	189	—	$21.86	3/14/2026
	66	66	$30.46	3/20/2027
	93	94	$34.33	3/19/2028
	—	347	$29.84	3/18/2029
	—	491	$28.22	3/16/2030

(1)The four most recent option grants were granted on March 21, 2017, March 20, 2018, March 19, 2019, and March 17, 2020. One-half of the total number of options became exercisable on each of the second and fourth anniversary of the original grant date.

(2)The restricted shares awarded on March 20, 2018 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2018 forward reach $2.50, $5.00, $7.50 and $10.00. The restricted shares awarded on March 19, 2019 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2019 forward reach $2.79, $5.58, $8.37 and $11.16. The restricted shares awarded on March 17, 2020 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2020 forward reach $2.66, $5.32, $7.98 and $10.64.

(3)The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 31, 2020, the last business day of the Company’s last completed fiscal year. The closing market price of the stock on the NASDAQ Global Market on December 31, 2020 was $25.55.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Lussier. The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Lussier.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of three years, subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term. Each of

Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement: $400,000 for Mr. Duncan; $300,000 for Mr. Main; and $475,000 for Mr. Clancy. At least annually, these amounts are reviewed for increases by the Board. Additionally, Messrs. Duncan, Main, and Clancy are guaranteed minimum target total direct compensation, including base salary, target incentive bonus opportunity, and equity grant value: $720,000 for Mr. Duncan, $505,000 for Mr. Main, and $845,000 for Mr. Clancy. Actual total direct compensation will vary based on the Bank’s performance.

The amount of severance payments and benefits, if any, which may be due to any of the named executive officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 53 of this Proxy Statement, below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies or for Messrs. Duncan and Main is terminated at any time as a result of his long-term disability (as defined in the agreement), the executive or his beneficiary will be paid a lump sum equal to his highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004). Upon termination for disability, Messrs. Duncan, Main, and Clancy and each of their spouses and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement for a period of 18 months or upon the executive’s death, his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies or is terminated as a result of a long-term disability either within three years before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive or executive’s beneficiary will be paid a lump sum equal to three times the executive’s previous highest annual compensation (as defined in the agreement) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the termination for death or long-term disability of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the named executive officers will also be paid the death benefits provided under the executive’s supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 53 of this Proxy Statement, below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time without good reason, including on or after a specified retirement age (62 for Mr. Clancy and 63 for Mr. Main and both have met the specified age), he will be entitled to receive any bonus actually awarded or earned for a prior or current year, but not yet paid as of date of termination and continuing health and welfare benefits for 18 months on the same terms as were available to him as an employee, subject to limitations as described in the agreement, unless the executive chooses to terminate his employment without good reason either within three years before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.

In addition to the rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main, subject to acceleration upon a change in control (as defined in the agreement), and became payable to the executive for a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive retired or remained employed with the Company. The annual amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, the executive will be entitled to receive any accrued but unpaid compensation and benefits and will not be entitled to receive any severance payments or benefits. However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a 10% reduction in the executive’s base salary, annual target incentive, or annual equity grant value or material diminution in his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree to a flexible work arrangement for the remaining term of the agreement. Under the terms of such arrangement, if executive reduces his work schedule below 80% of full-time status, the parties may agree to modify the executive’s position, time and effort, and compensation and the Bank will continue to provide the executive with full benefits, subject to the limitations described in the agreement or equivalent cash compensation taking into account state and federal income taxes.

Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to one year after the termination of his employment for any reason if the termination occurs before a change in control. The non-compete restrictions do not apply following any termination of the executive’s employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control. If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup prior severance payments made to the executive.

Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Lussier, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company. If Mr. Irish’s or Mr. Lussier's employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Messrs. Irish and Lussier are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period). If Mr. Irish’s or Mr. Lussier's termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

    The following table summarizes the estimated payments and benefits to be provided to the named executive officers, as of December 31, 2020, under the various termination scenarios referenced in the table for each of the named executive officers. The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the named executive officers under the terms of any agreement or plan that is not generally available to all employees. The following calculations were made without giving consideration to any possible “cutback” or other reduction of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Normal and Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Death (2)(3)	Disability
George L. Duncan (4)	$2,344,980	$176,414	$2,076,890	$156,663	$2,508,450	$972,144
John P. Clancy, Jr.	$2,992,778	$249,906	$2,632,959	$213,665	$1,419,805	$1,159,960
Richard W. Main (4)	$1,076,146	$137,248	$1,562,075	$117,497	$1,448,265	$676,520
Stephen J. Irish	$961,716	$—	$377,725	$—	$475,750	$197,061
Joseph R. Lussier	$478,142	$—	$199,031	$—	$358,835	$104,096
(1)With respect to each of Messrs. Duncan, Clancy, Main, Irish and Lussier the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive's employment agreement or, in the case of Messrs. Irish and Lussier, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers” at pages 49-51 of this Proxy Statement, above.
The amounts shown also include the present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan, which is $100,262 for Mr. Clancy and $89,455 for Mr. Irish, and the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $265,976 for Mr. Duncan, $257,442 for Mr. Clancy, $141,956 for Mr. Main, $89,732 for Mr. Irish, and $40,471 for Mr. Lussier. The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 31, 2020, which was $25.55 per share, the closing market price of the stock on the NASDAQ Global Market on that date. Messrs. Duncan had 7,818, Clancy had 7,566, Main had 4,173, Irish had 2,642, and Lussier had 998, outstanding stock options that were under water as of December 31, 2020, and accordingly, had no intrinsic value.
(2)With respect to each of Messrs. Duncan, Clancy, Main, Irish and Lussier assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.
(3)Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives: $1,556,056 for Mr. Duncan; $286,726 for Mr. Clancy; $791,496 for Mr. Main; $278,689 for Mr. Irish and $254,739 for Mr. Lussier.
(4)In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a 20 year period under the executive’s salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  In 2020, both Messrs. Duncan and Main were eligible to receive payments under their salary continuation agreements, and each received the full annual amount to which he is entitled, detailed in the table below.

PENSION BENEFITS

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2020:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	32	$971,643	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	32	$752,534	$95,300

(1)The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 3.25%. The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND STOCKHOLDER COMMUNICATIONS
Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee.

The Corporate Governance/Nominating Committee’s Charter and the Company’s Corporate Governance Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and its reporting function to the Board of Directors. A copy of the Corporate Governance/Nominating Committee’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.enterprisebanking.com/investor-relations.html).

In evaluating candidates, the Corporate Governance/Nominating Committee considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of stockholders. In selecting new Directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

In addition to the criteria described above, the Board of Directors and the Corporate Governance/Nominating Committee seek candidates from diverse backgrounds, including gender, race, sexual orientation, ethnic background, and professional experience. Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the stockholders.

Nominees for election to the Board of Directors may be identified and submitted to the Corporate Governance/Nominating Committee for its consideration by Directors, stockholders and/or management. The Corporate Governance/Nominating Committee may also retain a professional search firm to assist with the identification of qualified candidates.

Stockholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s By-Laws to the attention of the Company’s Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852.

    Stockholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of Directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company’s principal office at the foregoing address.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company’s Board of Directors is comprised of seven independent Directors and operates under a written charter. The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that Carol Reid and Nickolas Stavropoulos, who are two of the seven independent Directors, each qualify to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee evaluates the Company’s independent registered public accounting firm and the lead audit engagement partner, at a minimum, on an annual basis with consideration given to past performance, the quality of communications with the Audit Committee and management, professional qualifications, expertise and reputation of the firm, and continued independence.

Management is responsible for the Company’s internal controls, the financial reporting process and compliance by the Company with legal and regulatory requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company's independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting, oversight of the Company’s Internal Audit function, oversight of management’s efforts to manage third party risk, the oversight of compliance by the Company with legal and regulatory requirements, and oversight of procedures established for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit

Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 10, 2021.

The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of RSM US LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The recommendation of the Board of Directors can be seen under Proposal Five of this Proxy Statement.

Carol L. Reid (Chairperson)
Gino Baroni
Carole A. Cowan
Mary Jane King
Joseph C. Lerner
Luis M. Pedroso
Nickolas Stavropoulos

TRANSACTIONS WITH CERTAIN RELATED PERSON

    From time to time, certain Directors and executive officers of the Company who are customers of the Bank have entered into loan, wealth management and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank. Charitable contributions have been made in the normal course of business to certain non-profit organizations where Directors serve as officers or directors of these organizations.

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  Any transactions involving the Company (including any subsidiaries) and related parties must be conducted on an arm’s-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party. With respect to any such transaction, the related party’s interest is disclosed to and approved by the Corporate Governance/Nominating Committee prior to any action being taken. All related party transactions are also disclosed to the Audit Committee. The Executive Chairman, Chief Executive Officer and President may approve small dollar related party transactions. Such transactions are ratified by the Corporate Governance/Nominating Committee at their next scheduled meeting.
    An immediate family member of Brian H, Bullock, Executive Vice President and Chief Commercial Lending Officer, is employed by the Company. In 2020, Mr. Bullock’s son, Jonathan Bullock, served as an Assistant Vice President and Commercial Lending Officer II, and received compensation consisting of approximately $134,926.68 (which is inclusive of base salary, cash bonus, equity award, and benefits). Such compensation is determined on a basis consistent with the Company’s human resources policies and is reviewed by the Compensation and Human Resources Committee.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, named executive officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 1, 2021. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)
Kenneth S. Ansin (4)	207,462	1.73%
Gino J. Baroni (5)	15,329	*
John P. Clancy, Jr. (6)	190,994	1.60%
John R. Clementi (7)	73,162	*
James F. Conway, III	39,172	*
Carole A. Cowan	21,988	*
Normand E. Deschene	15,077	*
George L. Duncan (8)	431,270	3.61%
John T. Grady, Jr.	6,505	*
Mary Jane King (9)	14,774	*
John A. Koutsos	38,341	*
Joseph C. Lerner	28,524	*
Shelagh E. Mahoney (10)	31,965	*
Richard W. Main (11)	238,140	1.99%
Jacqueline F. Moloney (12)	20,617	*
Luis M. Pedroso	23,668	*
Michael T. Putziger (13)	206,595	1.73%
Carol L. Reid (14)	31,345	*
Nickolas Stavropoulos (15)	4,843	*
Anita R. Worden	455	*
Stephen J. Irish (16)	50,634	*
Joseph R. Lussier (17)	8,550	*
All Directors and Executive Officers as a Group (34 Persons)	2,026,768	16.81%

Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	842,217	7.04%
*    Named individual beneficially owns less than 1% of total Common Stock.

(1)The information as to the Common Stock beneficially owned has been furnished by each such stockholder.
(2)Includes shares subject to options exercisable within 60 days as follows: Mr. Clancy, 23,689; Mr. Duncan, 17,667; Mr. Main, 11,460; Mr. Irish, 6,145; Mr. Lussier, 1,142; and all Directors and executive officers as a group, 97,577.
(3)The percentage ownership interest of each Director, named executive officer and all Directors and executive officers as a group is calculated on the basis of 11,957,927 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual Director or named executive officer or all Directors and executive officers as a group, as the case may be.
(4)Includes 194,885 shares owned by Mr. Ansin through trusts for which he serves as trustee and 2,345 shares owned by Mr. Ansin’s wife.
(5)Includes 11,845 shares owned jointly with Mr. Baroni's wife and 25 shares owned by Mr. Baroni’s daughter.
(6)Includes 157,568 shares owned jointly with Mr. Clancy’s wife.
(7)Includes 69,197 shares held by Mr. Clementi through trusts.
(8)Includes 18,445 shares owned by Mr. Duncan’s wife and 49,000 shares held by Mr. Duncan through a trust.
(9)Includes 1,700 shares owned by Ms. King’s husband, 1,400 shares held by Ms. King through a trust and 45 shares owned by Ms. King’s daughter.
(10)Includes 7,000 shares held by Ms. Mahoney through a trust , 5,000 shares held by Ms. Mahoney through a foundation for whom Ms. Mahoney acts as trustee, and 10,000 shares owned by Ms. Mahoney’s minor children for whom Ms. Mahoney acts as custodian.
(11)Includes 174,749 shares held by Mr. Main through trusts, of which 36,000 shares are pledged as collateral.
(12)Includes 15,935 shares owned jointly with Dr. Moloney’s husband.
(13)Includes 21,174 shares owned by trusts for which Mr. Putziger is the trustee.
(14)Includes 30,512 shares held by Ms. Reid through a trust.
(15)Includes 4,843 shares held by Mr. Stavropoulos through a trust.
(16)Includes 500 shares owned by Mr. Irish’s minor grandchildren for whom Mr. Irish acts as custodian.
(17)Includes 1,208 shares owned jointly with Mr. Lussier's wife.

STOCKHOLDER PROPOSALS
    A stockholder proposal for business to be brought before the 2021 annual meeting of stockholders will be acted upon only in the following circumstances:

•If the proposal relates to the nomination of a person to serve as Director of the Company, pursuant to our By-Laws, a written proposal describing various matters regarding the nominee, including name, address and shares held, and otherwise meeting all other requirements set forth in our By-Laws must be received by our corporate secretary no earlier than December 5, 2021 and no later than January 4, 2022.
•If the proposal relates to any other business and is not to be included in the Company’s proxy statement and proxy for the 2021 annual meeting of stockholders, a written proposal (meeting all other requirements set forth in our By-Laws) must be received by our corporate secretary no earlier than January 4, 2022 and no later than February 3, 2022.
•If the stockholder wishes the proposal to be included in the Company’s proxy statement and proxy for the 2022 annual meeting of stockholders, the proposal must comply with all Rule 14a-8 requirements under the Exchange Act and must be received by the Company at its principal offices no later than December 2, 2021.

    Proposals should be sent to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.

To the Company’s knowledge, all reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2020 and through March 1, 2021 have been filed on a timely basis.

ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to stockholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO STOCKHOLDERS SHARING COMMON MAILING ADDRESS
    Unless the Company has received instructions to the contrary, two or more stockholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such stockholder, in a single package addressed to such stockholders. Any stockholder of record who shares a common mailing address with one or more other stockholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Joseph Lussier at (978) 656-5578. If you are a stockholder of record who shares a common mailing address with one or more other stockholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.

WHETHER OR NOT YOU EXPECT TO BE PRESENT BY MEANS OF REMOTE COMMUNICATION AT THE ANNUAL MEETING, PLEASE EITHER VOTE ELECTRONICALLY USING THE INTERNET OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING BY MEANS OF REMOTE COMMUNICATION, YOU MAY VOTE YOUR SHARES BY MEANS OF REMOTE COMMUNICATION.

BY ORDER OF THE BOARD OF DIRECTORS

Lowell, Massachusetts
April 1, 2021

EXHIBIT A

AMENDMENT NO. 1

ENTERPRISE BANCORP, INC.
2016 STOCK INCENTIVE PLAN

Amendment No. 1

THIS AMENDMENT NO. 1 (this “Amendment”) to the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan, as amended (the “Plan”), is made by Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), effective as of the Effective Date (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Company previously adopted the Plan for the benefit of its eligible grantees;

WHEREAS, pursuant to Section 13 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan, provided that approval by the Company’s shareholders is required for any amendment to the Plan to the extent that such approval is required by law or the rules of any exchange on which the shares of Stock are listed, including an amendment that materially increases the aggregate number of shares of Stock that may be issued under the Plan;

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s shareholders at the annual meeting of shareholders to be held on May 4, 2021 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.Aggregate Limit. The first sentence of Section 3(a) of the Plan is hereby deleted in its entirety and shall be replaced with the following:

“The maximum number of shares of Stock reserved and available for issuance under the Plan, subject to adjustment as provided in Section 3(d), shall be 750,000 shares, all of which may be subject to Incentive Stock Option treatment.”

2.    Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.    Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., (EST), on May 4, 2021.

Online
Go to **www.envisionreports.com/ebtc** or scan the QR code — login details are located in the shaded bar below.

Phone
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Proxy Card for 2021 Annual Meeting of Stockholders

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▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote FOR all director nominees named in Proposal 1, FOR Proposals 2, 3 and 5 and for every 1 YEAR on Proposal 4.

1. Election of Directors, each for a three-year term:

	For	Withhold		For	Withhold		For	Withhold
01 - Gino J. Baroni	☐	☐	02 - John P. Clancy, Jr.	☐	☐	03 - James F. Conway, III	☐	☐
04 - John T. Grady, Jr.	☐	☐	05 - Mary Jane King	☐	☐	06 - Shelagh E. Mahoney	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Non-binding advisory vote on the frequency of future Say on Pay Proposals.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2021 Annual Meeting of Stockholders of Enterprise Bancorp, Inc.

You can access the virtual Annual Meeting in one of two ways:

In order to vote and ask questions: please visit www.meetingcenter.io/238783546

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You must have the information that is printed in the shaded bar located on the reverse side of this form in order to join the meeting.

The password for this meeting is – EBTC2021

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The materials are available at: www.edocumentview.com/ebtc

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Enterprise Bancorp, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for 2021 Annual Meeting of Stockholders to be held on May 4, 2021

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. (the "Company"). Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends that you vote FOR all the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 5 and for every 1 YEAR for Proposal 4. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR all the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 5 and for every 1 YEAR for Proposal 4.

The undersigned, a stockholder of the Company, revoking all prior proxies, hereby appoint(s) John A. Koutsos and James F. Conway, III, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote, as designated on the reverse side of this proxy, all shares of stock of the Company which the undersigned would be entitled to vote by means of remote communication, at the 2021 annual meeting of stockholders of the Company to be held by means of remote communication on May 4, 2021 at 9:00 A.M. local time, and any adjournments or postponements thereof.

(Items to be voted appear on reverse side)

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